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                                     EXHIBIT 99.1

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                                  BRC HOLDINGS, INC.

                            401(k) RETIREMENT SAVINGS PLAN

                                     PLAN NO. 001


                           RESTATED EFFECTIVE JULY 1, 1998

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                                  TABLE OF CONTENTS

                                                                            Page

                                      ARTICLE I

                                     DEFINITIONS

1.1.   ACCOUNT BALANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.2.   ACCOUNTING DATE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.3.   ADMINISTRATOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.4.   AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.5.   ALTERNATE PAYEE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.6.   ANNIVERSARY DATE . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.7.   ANNUAL COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.8.   BENEFICIARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.9.   CASH VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.10.  CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.11.  COMMITTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.12.  CONTRACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.13.  DETERMINATION DATE . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.14.  DISABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.15.  EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.16.  ELIGIBILITY COMPUTATION PERIOD . . . . . . . . . . . . . . . . . . . .  4
1.17.  EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
1.18.  EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.19.  ENTRY DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.20.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.21.  FORFEITURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.22.  FORMER EMPLOYEE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.23.  FORMER PARTICIPANT . . . . . . . . . . . . . . . . . . . . . . . . . .  5
1.24.  HIGHLY COMPENSATED EMPLOYEE. . . . . . . . . . . . . . . . . . . . . .  5
1.25.  HOUR OF SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
1.26.  INDIVIDUAL ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . .  7
1.27.  INSURANCE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
1.28.  LIMITATION YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
1.29.  NAMED FIDUCIARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
1.30.  NONFORFEITABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.31.  NON-HIGHLY COMPENSATED EMPLOYEE. . . . . . . . . . . . . . . . . . . .  8
1.32.  NORMAL RETIREMENT AGE. . . . . . . . . . . . . . . . . . . . . . . . .  8
1.33.  ONE YEAR BREAK IN SERVICE  . . . . . . . . . . . . . . . . . . . . . .  8
1.34.  OWNER-EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
1.35.  PARTICIPANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
1.36.  PARTICIPATING EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . .  9
1.37.  PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.38.  PLAN YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.39.  PREDECESSOR EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.40.  RELATED EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.41.  RESTRICTED ANNUITY . . . . . . . . . . . . . . . . . . . . . . . . . . 10
1.42.  SELF-EMPLOYED INDIVIDUAL . . . . . . . . . . . . . . . . . . . . . . . 10
1.43.  SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
1.44.  SHAREHOLDER-EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . 11
1.45.  TOP-HEAVY PLAN STATUS/SUPER TOP-HEAVY PLAN STATUS. . . . . . . . . . . 11
1.46.  TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
1.47.  TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
1.48.  YEAR OF SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15


                                       i

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                                      ARTICLE II

                            ELIGIBILITY AND PARTICIPATION

2.1.   ELIGIBILITY CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . 17
2.2.   PARTICIPATION ELECTION . . . . . . . . . . . . . . . . . . . . . . . . 18
2.3.   PARTICIPANT RE-ENTRY . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                     ARTICLE III

                            CONTRIBUTIONS AND WITHDRAWALS

3.1.   EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . 19
3.2.   DEADLINE FOR EMPLOYER CONTRIBUTIONS. . . . . . . . . . . . . . . . . . 21
3.3.   DEPOSIT OF EMPLOYER CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . 21
3.4.   CREDITING OF EMPLOYER CONTRIBUTIONS. . . . . . . . . . . . . . . . . . 21
3.5.   WITHDRAWAL OF EMPLOYER CONTRIBUTIONS BEFORE SEPARATION FROM
       SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
3.6.   PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS. . . . . . . . . . . . . 22
3.7.   DEADLINE FOR PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS . . . . . . 22
3.8.   DEPOSIT OF PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS . . . . . . . 22
3.9    CREDITING OF PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS . . . . . . 22
3.10.  WITHDRAWAL OF PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS. . . . . . 22
3.11   WITHDRAWAL OF EMPLOYER ELECTIVE CONTRIBUTIONS (PARTICIPANT
       ELECTIVE DEFERRALS), EMPLOYER QUALIFIED NON-ELECTIVE
       CONTRIBUTIONS, AND EMPLOYER QUALIFIED MATCHING CONTRIBUTIONS . . . . . 23
3.12.  LIMITATIONS ON EMPLOYER ELECTIVE CONTRIBUTIONS . . . . . . . . . . . . 24
3.13.  LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND MATCHING EMPLOYER
       CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

                                      ARTICLE IV

                          ADJUSTMENT OF INDIVIDUAL ACCOUNTS

4.1.   ADJUSTMENT RULES FOR INDIVIDUAL ACCOUNTS . . . . . . . . . . . . . . . 37

                                      ARTICLE V

             ALLOCATION OF EMPLOYER CONTRIBUTIONS TO INDIVIDUAL ACCOUNTS

5.1.   ALLOCATION RULES . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
5.2.   ALLOCATION FORMULA . . . . . . . . . . . . . . . . . . . . . . . . . . 40
5.3.   LIMITATIONS ON ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . 40
5.4.   TOP-HEAVY MINIMUM ALLOCATION . . . . . . . . . . . . . . . . . . . . . 46
5.5.   POST-ALLOCATION ADJUSTMENTS TO ACCOUNTS. . . . . . . . . . . . . . . . 47
5.6.   EMPLOYER CONTRIBUTION ACCOUNTS DEFINED . . . . . . . . . . . . . . . . 47

                                      ARTICLE VI

                                      RETIREMENT

6.1.   CREDITING, ADJUSTMENT OF ACCOUNTS UPON RETIREMENT. . . . . . . . . . . 49
6.2    EARLY RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
6.3.   PAYMENT OF RETIREMENT BENEFITS . . . . . . . . . . . . . . . . . . . . 49
6.4.   MANDATORY DISTRIBUTION OF RETIREMENT BENEFITS. . . . . . . . . . . . . 49
6.5.   JOINT AND SURVIVOR ANNUITY REQUIREMENTS. . . . . . . . . . . . . . . . 52

                                     ARTICLE VII


                                      ii

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                                        DEATH

7.1.   BENEFICIARY DESIGNATION. . . . . . . . . . . . . . . . . . . . . . . . 58
7.2.   CREDITING, ADJUSTING OF ACCOUNTS UPON DEATH. . . . . . . . . . . . . . 59
7.3    PAYMENT OF DEATH BENEFITS. . . . . . . . . . . . . . . . . . . . . . . 59
7.4    MANDATORY DISTRIBUTION OF DEATH BENEFITS . . . . . . . . . . . . . . . 60

                                     ARTICLE VIII

                                      DISABILITY

8.1.   CREDITING, ADJUSTING OF ACCOUNTS UPON DISABILITY . . . . . . . . . . . 63
8.2    PAYMENT OF DISABILITY BENEFITS . . . . . . . . . . . . . . . . . . . . 63

                                      ARTICLE IX

                       TERMINATION OF EMPLOYMENT AND FORFEITURE

9.1.   CREDITING AND ADJUSTING OF ACCOUNTS UPON TERMINATION . . . . . . . . . 64
9.2.   VESTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
9.3.   PAYMENT OF TERMINATION BENEFITS. . . . . . . . . . . . . . . . . . . . 65
9.4.   FORFEITURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
9.5.   DETERMINATION OF AMOUNT OF VESTED UNDISTRIBUTED ACCOUNT,
       FORFEITURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
9.6.   AGGREGATION OF YEARS OF VESTING SERVICE. . . . . . . . . . . . . . . . 67
9.7.   BUY-BACK OPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

                                      ARTICLE X

                              OPTIONAL FORMS OF BENEFIT

10.1.  OPTIONAL FORMS OF PAYMENT OF BENEFITS. . . . . . . . . . . . . . . . . 69
10.2.  DIRECT ROLLOVER OPTIONAL FORM OF BENEFIT . . . . . . . . . . . . . . . 70
10.3.  ELECTION TO DEFER RECEIPT OF BENEFITS. . . . . . . . . . . . . . . . . 70
10.4.  ELECTION OF FORM OF PAYMENT OF BENEFITS. . . . . . . . . . . . . . . . 71
10.5.  MINORITY OR DISABILITY . . . . . . . . . . . . . . . . . . . . . . . . 71
10.6.  COMMENCEMENT OF PAYMENT OF BENEFITS. . . . . . . . . . . . . . . . . . 71
10.7.  UNCLAIMED ACCOUNT PROCEDURE. . . . . . . . . . . . . . . . . . . . . . 72

                                  ARTICLE XI

                                 THE EMPLOYER

11.1.  EMPLOYER ACTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
11.2.  PLAN AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
11.3.  DISCONTINUANCE, TERMINATION OF PLAN. . . . . . . . . . . . . . . . . . 74
11.4.  PROHIBITION AGAINST REVERSION TO EMPLOYER. . . . . . . . . . . . . . . 75
11.5.  ADOPTION BY RELATED EMPLOYER . . . . . . . . . . . . . . . . . . . . . 75
11.6.  REQUIREMENTS FOR ADOPTION BY RELATED EMPLOYER. . . . . . . . . . . . . 75
11.7.  PLAN SPONSOR AS AGENT OF PARTICIPATING EMPLOYER. . . . . . . . . . . . 76
11.8.  PARTICIPATING EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . 76
11.9.  AMENDMENT BY PLAN SPONSOR, PARTICIPATING EMPLOYERS . . . . . . . . . . 76
11.10. REVOCATION OF PARTICIPATION BY PARTICIPATING EMPLOYER. . . . . . . . . 76
11.11. AUTHORITY OF ADMINISTRATOR OVER PARTICIPATING EMPLOYERS. . . . . . . . 77
11.12. DEFICIENCY OF EARNINGS OR PROFITS. . . . . . . . . . . . . . . . . . . 77

                                     ARTICLE XII


                                      iii

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                                    THE COMMITTEE

12.1.  COMMITTEE APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . . . 78
12.2.  COMMITTEE ACTION AND PROCEDURE . . . . . . . . . . . . . . . . . . . . 78
12.3.  COMMITTEE POWERS AND DUTIES. . . . . . . . . . . . . . . . . . . . . . 78
12.4.  COMMITTEE RELIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 79
12.5.  COMMITTEE AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . 79
12.6.  CONFLICTS IN INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . 79
12.7.  APPOINTMENT OF AGENT AND LEGAL COUNSEL . . . . . . . . . . . . . . . . 80
12.8.  APPOINTMENT OF INVESTMENT MANAGER. . . . . . . . . . . . . . . . . . . 80
12.9.  ANNUAL ACCOUNTING. . . . . . . . . . . . . . . . . . . . . . . . . . . 80
12.10. FUNDING POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80

                                ARTICLE XIII

                               ADMINISTRATION

13.1.  ADMINISTRATOR APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . 82
13.2.  SUMMARY PLAN DESCRIPTION . . . . . . . . . . . . . . . . . . . . . . . 82
13.3.  SUMMARY ANNUAL REPORT. . . . . . . . . . . . . . . . . . . . . . . . . 82
13.4.  INDIVIDUAL BENEFIT STATEMENTS. . . . . . . . . . . . . . . . . . . . . 82
13.5.  PAYMENT OF EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . 82
13.6.  COPIES OF ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . 83
13.7.  DOCUMENTS AVAILABLE FOR EXAMINATION. . . . . . . . . . . . . . . . . . 83
13.8.  NOTICE OF PARTICIPANT RIGHTS UNDER ERISA . . . . . . . . . . . . . . . 83
13.9.  NOTICE TO PARTICIPANT ON PARTICIPANT TERMINATION . . . . . . . . . . . 83
13.10. NOTICE TO TRUSTEE ON PARTICIPANT TERMINATION . . . . . . . . . . . . . 83
13.11. CLAIM FOR BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . 84
13.12. APPEAL FOR DECISION OF COMMITTEE . . . . . . . . . . . . . . . . . . . 84

                                ARTICLE XIV

                                THE TRUSTEE


                                 ARTICLE XV

                            INSURANCE CONTRACTS


                                ARTICLE XVI

                             PARTICIPANT LOANS

16.1.  PARTICIPANT LOAN PROGRAM . . . . . . . . . . . . . . . . . . . . . . . 87
16.2.  LOAN APPLICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
16.3.  LOAN APPROVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
16.4.  LIMITATION ON TYPE OF LOAN . . . . . . . . . . . . . . . . . . . . . . 87
16.5.  LIMITATION ON AMOUNT OF LOAN . . . . . . . . . . . . . . . . . . . . . 88
16.6.  EVIDENCE OF LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
16.7.  TERMS OF LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
16.8.  SECURITY FOR LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . . 88
16.9.  DEFAULT EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
16.10. PARTICIPANT DIRECTED INVESTMENT. . . . . . . . . . . . . . . . . . . . 89
16.11. PROCEDURE ON BENEFIT DISTRIBUTION. . . . . . . . . . . . . . . . . . . 89
16.12. ACCELERATION OF NOTE ON SEPARATION FROM SERVICE. . . . . . . . . . . . 89


                                      iv

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                                ARTICLE XVII

                    ROLLOVERS, MERGERS, DIRECT TRANSFERS


17.1.  PARTICIPANT ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . 90
17.2.  MERGER AND DIRECT TRANSFER . . . . . . . . . . . . . . . . . . . . . . 91
17.3.  CERTAIN ROLLOVERS, MERGERS AND DIRECT TRANSFERS PROHIBITED . . . . . . 91

                                    ARTICLE XVIII

                                  EXCLUSIVE BENEFIT

18.1.  EXCLUSIVE BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . . . . 93
18.2.  DENIAL OF REQUEST FOR INITIAL APPROVAL . . . . . . . . . . . . . . . . 93
18.3.  MISTAKE OF FACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
18.4.  DISALLOWANCE OF DEDUCTION. . . . . . . . . . . . . . . . . . . . . . . 93
18.5.  SPENDTHRIFT CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . 93
18.6   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
18.7.  EMPLOYEES IN QUALIFIED MILITARY SERVICE. . . . . . . . . . . . . . . . 95

                                ARTICLE XIX

                                CONSTRUCTION


19.1.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
19.2.  CONTEXT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
19.3.  EMPLOYMENT NOT GUARANTEED. . . . . . . . . . . . . . . . . . . . . . . 96
19.4.  WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
19.5.  STATE LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
19.6.  PARTIES BOUND. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96

                                  BRC HOLDINGS, INC.

                            401(k) RETIREMENT SAVINGS PLAN


       BRC HOLDINGS, INC., a Texas Corporation, having its principal office in Dallas, Texas (hereinafter referred to as "Employer") makes this Agreement.

                                   R E C I T A L S:

       A. The Employer has previously established a 401(k) Retirement Savings Plan for the exclusive benefit of its eligible Employees, the Employees of related Participating Employers and their respective
Beneficiaries, which is Plan Number 001;

       B. The Employer recognizes the lasting contribution made by its Employees to its successful operation and wants to reward their contribution by continuing the 401(k) Retirement Savings Plan and Trust;

       C. The Employer wishes to amend and restate its existing 401(k) Retirement Savings Plan effective JULY 1, 1998 or as otherwise stated herein;

       D. The Employer has authorized the execution of this Agreement intended to continue the Profit Sharing Plan to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder;

       E. The provisions of this Plan, as amended and restated, shall apply solely to an Employee who terminates employment with the Employer or a Participating Employer on or after the restated Effective Date of this Plan; and

       F. If an Employee terminates employment with the Employer or Participating Employer prior to the restated Effective Date, that Employee shall be entitled to benefits under the Plan as the Plan existed on the Employee's termination date.

       NOW, THEREFORE, considering the premises, the Employer agrees as follows:

                                      ARTICLE I

                                     DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth in this Article unless a different meaning is clearly indicated by the context:

1.1.   ACCOUNT BALANCE

       Account Balance means the amount standing in a Participant's Individual Account(s) as of any date derived from both Employer Contributions and Employee Contributions, if any.

1.2.   ACCOUNTING DATE

       Accounting Date means each day on which the New York Stock Exchange is open for trading, on which the Plan Administrator applies the accounting procedures specified in Article IV.

1.3.   ADMINISTRATOR

       Administrator means the Employer unless the Employer designates another person to hold the position of Administrator by written Employer action. The Employer has designated the 401(k) Administrative Committee as the Administrator of the Plan.

1.4.   AGREEMENT

       Agreement means this Plan Agreement and all amendments or addendums to this Agreement.

1.5.   ALTERNATE PAYEE

       Alternate Payee means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

1.6.   ANNIVERSARY DATE

       Anniversary Date means the last day of each Plan Year. The Anniversary Date is the Allocation Date.

1.7.   ANNUAL COMPENSATION

       (a) Annual Compensation means the total amount of all salary and wages, paid or otherwise includable in the gross income of a Participant during the Calendar Year, excluding Compensation earned prior to a Participant's Entry Date.

       (b) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue
              Code (the "Annual Compensation Limit"). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

              If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the Annual Compensation Limit is $150,000.

       (c) For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Annual Compensation means Annual Compensation defined in this Section 1.6, except any exclusions from Annual

              Compensation other than the exclusions described in clauses
              (a)(i), (ii), (iii), (iv), and (v) do not apply. The Employer also may elect to use an alternate nondiscriminatory definition,

              under Code Section 414(s) and the applicable Treasury regulations. In determining Annual Compensation under this paragraph, the Employer may elect to include all Elective Contributions made by the Employer on behalf of the Employees. The Employer's election to include Elective Contributions must be consistent and uniform for Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include Elective Contributions for nondiscrimination testing purposes, whether or not this Section includes Elective Contributions in the general Annual Compensation definition of the Plan.

1.8.   BENEFICIARY

       Beneficiary means any person or fiduciary designated by a Participant or Former Participant who is or may become entitled to receive benefits under Article VII following the death of the Participant or Former Participant. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed the benefits to the Beneficiary. A Beneficiary's right to information or data concerning the Plan, and the respective duties of the Administrator, the Committee and the Trustee to provide to the Beneficiary information or data concerning the Plan, shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan. For purposes of determining whether the Plan is a Top-Heavy Plan, a Beneficiary of a deceased Participant shall be considered a Key Employee or a Non-Key Employee in accordance with the applicable Treasury Regulations.

1.9.   CASH VALUE

       Cash Value means the cash surrender value of any Contract acquired under the Plan, including all dividends or other accumulations remaining with the Insurance Company as part of such Contract, on the date cash value is to be determined.

1.10.  CODE

       Code means the Internal Revenue Code of 1986, as amended from time to time. A reference to a Code Section in this Agreement means the provisions or successor provisions of the particular Code Section, as amended or replaced from time to time.

1.11.  COMMITTEE

       Committee means the Plan Committee as from time to time constituted pursuant to Article XII.

1.12.  CONTRACT

       Contract means any life insurance, annuity, or other contract which may be issued by an Insurance Company.

1.13.  DETERMINATION DATE

       Determination Date means (a) the last day of the preceding Plan Year or
       (b) in the case of the first Plan Year, the last day of the first Plan Year.

1.14.  DISABILITY

       Disability means the inability to engage in any substantial, gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

1.15.  EFFECTIVE DATE

       The original Effective Date of this Plan is April 1, 1977 and the restated Effective Date of this Plan is July 1, 1998 or as otherwise stated herein.

1.16.  ELIGIBILITY COMPUTATION PERIOD

       Eligibility Computation Period means the twelve (12) consecutive month period beginning with the day the Employee first is credited with an Hour of Service, and each anniversary thereof. If an Employee's initial period of Service is disregarded under Section 2.3, his subsequent Eligibility Computation Periods will be the twelve (12) consecutive month period beginning with the day the Employee is again credited with an Hour of Service, and each anniversary thereof.

1.17.  EMPLOYEE

       (a) Employee means any individual currently employed by the Employer maintaining the Plan or of any other Employer required to be aggregated with the Employer under Code Sections 414(b), (c),
              (m) or (o).

       (b) The Plan treats any Leased Employee as an Employee of the Employer unless excluded by an exclusion classification in Section 2.1. A Leased Employee is an individual, who otherwise is not an Employee of the Employer, who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code Section 144(a)(3)) on a substantially full time basis for at least one (1) year and who is under the primary direction and control of the Employer. If a Leased Employee is treated as an Employee because of this Section 1.16, Annual Compensation includes compensation from the leasing organization which is attributable to services performed for the Employer.

       (c) Notwithstanding the foregoing, the Plan does not treat any Leased Employee as an Employee of the Employer if the leasing organization covers the Employee in a safe harbor plan and, prior to the application of this safe harbor plan exception, twenty percent (20%) or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least ten percent (10%) of the employee's compensation without regard to employment by the leasing organization on a specified date.
              The safe harbor plan must determine the ten percent (10%) contribution on the basis of compensation defined in Code
              Section 415(c)(3) plus salary deferrals.

       (d) The Committee must apply this Section 1.16 in a manner consistent with Code Sections 414(n) and 414(o) and the applicable Treasury regulations. The Committee will reduce a Leased Employee's allocation of Employer Contributions under this Plan by the Leased Employee's allocation under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. The leasing organization's plan must be a money purchase pension plan which would satisfy the definition under this Section 1.16 of a safe harbor plan, irrespective of whether the Employer is able to apply the safe harbor plan exception.

1.18.  EMPLOYER

       Employer means BRC Holdings, Inc., and any successor corporation or business organization which may be substituted for the Employer under this Agreement.

1.19.  ENTRY DATE

       Entry Date means:

       (a) for Employees hired prior to January 1, 1998, the first day of each calendar quarter coincident with or next following the date the Employee completes the eligibility requirements described in
              Section 2.1(a); and

       (b) for Employees hired on or after January 1, 1998, the first day of the month coincident with or next following the date the Employee completes the eligibility requirements described in Section 2.1(b).

1.20.  ERISA

       ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.21.  FORFEITURE

       Forfeiture means the loss, by a Participant or Beneficiary, pursuant to
       Section 9.4, of that part of the benefit which the Participant or Beneficiary otherwise would have received under the Plan at any time prior to the termination of the Plan or the complete discontinuance of benefits under the Plan, arising from the Participant's severance of employment.

1.22.  FORMER EMPLOYEE

       Former Employee means any individual who is no longer employed by the Employer.

1.23.  FORMER PARTICIPANT

       Former Participant means any individual who has been a Participant in the Plan, but who is either no longer employed by the Employer or is otherwise no longer eligible to participate and has not yet received the entire benefit to which the individual is entitled under the Plan.

1.24.  HIGHLY COMPENSATED EMPLOYEE

       The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees. A highly compensated active employee means any employee who - (A) was a 5-percent owner (as defined in Code Section 416(i)(1)) of the Employer at any time during the current or the preceding year, or (B) for the preceding year - (i) had Compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Code Section 415(d), and (ii) if the Employer elects the application of this clause for such preceding year, was in the top-paid group of employees for such preceding year.

       For this purpose, an employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20 percent (20%) of the employees when ranked on the basis of Compensation paid during such year.

       A former employee shall be treated as a Highly Compensated Employee if:
       (A) such employee was Highly Compensated Employee when such employee separated from Service or (B) such employee was a Highly Compensated Employee at any time after attaining age 55.

       The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, will be made in accordance with Code Section 414(q) and the regulations thereunder.

       For purposes of this subsection, the term Compensation means compensation within the meaning of Code Section 415(c)(3).

1.25.  HOUR OF SERVICE

       (a) Any Employee or Participant who is compensated on an hourly-rated basis shall be credited with an Hour of Service for:

              (i) each hour for which the Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for the performance of duties or for reasons other than for the performance of duties due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, whether or not the employment relationship was terminated; and

              (ii) each hour for which back pay has been awarded to the Employee or Participant or agreed to by the Employer, irrespective of mitigation of damages.

       (b) Any Employee or Participant who is compensated on a basis other than an hourly-rated basis and who, if hourly-rated, would be credited with one (1) Hour of Service pursuant to the preceding sentence, shall be credited with the number of Hours of Service as follows:

              (i) ten (10) hours of service per day, if compensated on a daily basis;

              (ii) forty-five (45) hours of service per week, if compensated on a weekly basis;

              (iii) ninety (90) hours of service per bi-weekly period, if compensated on a bi-weekly basis;

              (iv) ninety-five (95) hours of service per semi-monthly period, if compensated on a semi-monthly basis; or

              (v) one hundred ninety (190) hours of service per month, if compensated on a monthly basis.

       (c) The number of Hours of Service which shall be credited to an Employee or Participant for being entitled to payment for reasons other than for the performance of duties shall be determined under Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference. The method for crediting Hours of Service under Section 1.25(b) for each Participant shall be the same method used for crediting
              Hours of Service for which the Participant received compensation. Notwithstanding the foregoing, not more than five hundred one (501) Hours of Service shall be credited to any Employee or Participant during any Computation Period for any single, continuous period during which the Employee or Participant performs no duties.

       (d) An Hour of Service performed for any other entity that is a Related Employer with respect to the Employer shall be considered an Hour of Service performed for the Employer.

       (e) Qualified Military Service. Hour of Service also includes any Service the Plan must credit in order to satisfy the crediting of Service requirements of Code Section 414(u).

1.26.  INDIVIDUAL ACCOUNTS

       Individual Accounts means accounts or records maintained by the Committee or its agent indicating the monetary value of the total interest in the Trust Fund of each Participant, each Former Participant, and each Beneficiary. The types of Individual Accounts under this Plan are:

       (a) EMPLOYER CONTRIBUTION ACCOUNTS holding Employer Contributions made to the Plan under Section 3.1 and attributable earnings. The types of Employer Contribution Accounts maintained under this Plan are:

              (i) EMPLOYER MATCHING CONTRIBUTION ACCOUNTS holding Employer Contributions made to the Plan for the benefit of an Employee because of an Elective Contribution made with respect to the Employee or a contribution by the Employee.

              (ii) EMPLOYER NON-ELECTIVE CONTRIBUTION ACCOUNTS holding Employer Contributions made to the Plan for the benefit of an Employee which the Employee could not have elected to receive in the form of cash or other taxable benefit.

       (b) PARTICIPANT CONTRIBUTION ACCOUNTS holding Participant Contributions made to the Plan and attributable earnings. The types of Participant Contribution Accounts maintained under this Plan are:

              (i) ROLLOVER ACCOUNTS holding the Participant's qualified rollover to the Plan pursuant to Article XVII.

              (ii) PARTICIPANT ELECTIVE DEFERRAL ACCOUNTS holding the amount contributed by the Employer as the result of an election by a Participant to have that amount contributed to the Plan rather than paid as cash or other taxable benefit pursuant to Section 3.1.

              (iii) PARTICIPANT AFTER-TAX CONTRIBUTION ACCOUNTS holding the Participant's After-Tax Contributions to the Plan made prior to October 1, 1994. The Plan does not permit nor accept any additional Participant After-Tax Contributions for periods after October 1, 1994.

1.27.  INSURANCE COMPANY

       Insurance Company means any legal reserve life insurance company which may issue a Contract under this Agreement.

1.28.  LIMITATION YEAR

       Limitation Year means the Plan Year.

1.29.  NAMED FIDUCIARY

       Named Fiduciary means one or more fiduciaries named in this Agreement who jointly and severally shall have authority to control or manage the operation and administration of the Plan. The Committee shall be the Named Fiduciary unless the Employer designates another person by written Employer action.

1.30.  NONFORFEITABLE

       Nonforfeitable means a vested interest attained by a Participant or Beneficiary in that part of the Participant's benefit under the Plan arising from the Participant's Service, which claim is unconditional and legally enforceable against the Plan.

1.31.  NON-HIGHLY COMPENSATED EMPLOYEE

       Non-Highly Compensated Employee means an Employee, Former Employee or Beneficiary who is not a Highly Compensated Employee.

1.32.  NORMAL RETIREMENT AGE

       Normal Retirement Age means, for each Participant, the later of (i) the date the Participant attains age 59 1/2 years or (ii) the 5th anniversary of the Participant's Plan Entry Date in this Plan or any predecessor plan of the Employer.

1.33.  ONE YEAR BREAK IN SERVICE

       (a)    (i)    A One Year Break in Service, for purposes of eligibility,
                     means a Period of Severance of at least twelve (12) consecutive months. A Period of Severance means a continuous period of time during which an Employee is not employed by the Employer. Such period shall begin on the date the Employee retires, quits, is discharged, or dies, or, if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from work.

              (ii) An Employee shall receive credit for purposes of determining whether he has incurred a One Year Break in Service under subsection (i) above for the aggregate of all time period(s) commencing with the first day such Employee completes an Hour of Service, the Employment Commencement Date, (including such day following reemployment) and ending on the date a Break in Service begins. An Employee shall also receive credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year shall be expressed in terms of days.

              (iii) In the case of an Employee who is absent from work for "authorized reasons" or for "maternity or paternity reasons," the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not be a Break in Service.

                     (1) For purposes of this paragraph (iii), absence from work for "authorized reasons" means an unpaid temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service or any other reason.

                     (2) For purposes of this paragraph (iii), absence from work for "maternity or paternity reasons" means an absence from work for any period because of the pregnancy of the individual, the birth of a child of the individual, the placement of a child with the individual relating to the adoption of such child by such individual, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. In the case of absence from work for "maternity or paternity reasons," the period between the first and second anniversaries of the first date of absence due to said leave shall be treated as neither a Period of Service nor a Period of Severance.

       (b)    (i)    A One Year Break in Service, for purposes of vesting, means a Computation Period described in Section 1.48(b) relating to Year of Service, during which an Employee has not completed more than five hundred (500) Hours of Service with the Employer.

              (ii) An Employee shall not incur a One Year Break in Service for the Plan Year in which the Employee becomes a Participant, dies, retires or suffers total and permanent disability.

              (iii) Further, solely for the purpose of determining whether a Participant has incurred a One Year Break in Service under
                     (a) or (b) above, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence."

                     (1) An "authorized leave of absence" means an unpaid temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service or any other reason.

                     (2) A "maternity or paternity leave of absence" means an absence from work for any period because of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee relating to the adoption of the child, or any absence for the purpose of caring for the child for a period immediately following the birth or placement.
                            For purposes of a maternity and paternity leave of absence, Hours of Service shall be credited for the Computation Period in which the absence from work begins, only if the credit is necessary to prevent the Employee from incurring a One Year Break in Service, or, in any other case, in the immediately following Computation Period. The
                            Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for the absence, or, in any case in which the Administrator is unable to determine the hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed five hundred one (501) hours.

1.34.  OWNER-EMPLOYEE

       Owner-Employee means a sole proprietor or a partner who owns more than ten percent (10%) of either the capital interest or profits interest in an unincorporated Employer and who receives income from such unincorporated Employer for personal services.

1.35.  PARTICIPANT

       Participant means an Employee of the Employer or a Participating Employer who has met the eligibility requirements of this Plan and who has been enrolled as a Participant in this Plan.

1.36.  PARTICIPATING EMPLOYER

       Participating Employer means any Related Employer that may elect to adopt this Plan pursuant to Article XI.

1.37.  PLAN

       Plan means the 401(k) Retirement Savings Plan embodied in this Agreement, as amended from time to time, designated as the BRC Holdings, Inc. 401(k) Retirement Savings Plan and known as Plan Number 001.

1.38.  PLAN YEAR

       Plan Year means the twelve (12) consecutive month period from January 1 of each year to the next following December 31.

1.39.  PREDECESSOR EMPLOYER

       Predecessor Employer means those business organizations listed in Section 1.48(e) which were acquired by the Employer, whether by merger, stock purchase or acquisition of the assets and business of the business organization, and any other such acquired businesses designated by a written addendum to the Plan executed by any Vice President of the Employer.

1.40.  RELATED EMPLOYER

       A related group of employers is a controlled group of corporations (defined in Code Section 414(b)), trades or businesses (whether or not incorporated) which are under common control (defined in Code Section 414(c)) or an affiliated service group (defined in Code Section 414(m) or in Code Section 414(o)). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Articles II and IX, applying the participation test of Code Section 401(a)(26) and the coverage test of Code Section 410(b), applying the limitations on allocations in Article V, applying the top-heavy rules and the minimum allocation requirements of Article V, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code Section or by a Plan provision. However, an Employer may contribute to the Plan only by being a signatory to a Participation Agreement to the Plan. If one or more of the Employer's related group members become Participating Employers by executing a Participation Agreement to the Plan, the term "Employer" includes the participating related group members for all purposes of the Plan, and Administrator means the Employer that is the signatory to the Plan. For Plan allocation purposes, Compensation does not include Compensation received from a Related Employer that is not participating in this Plan.

1.41.  RESTRICTED ANNUITY

       An annuity purchased from an insurance company which provides payments for as long as the Participant, or if applicable, either the Participant or the Participant's designated Beneficiary, is alive. Such annuity must provide for nonincreasing payments and may provide for an annuity certain feature. The annuity certain feature may be for a period not exceeding either the life expectancy of the Participant, or, if applicable, the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary. Any annuity with nonincreasing payments payable over a shorter period than previously described will also be a Restricted Annuity. A Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity must also satisfy the requirements for a Restricted Annuity.

1.42.  SELF-EMPLOYED INDIVIDUAL

       Self-Employed Individual means an individual who has earned income for the taxable year from the trade or business for which the Plan is established or an individual who would have had earned income for the fact that the trade or business had no net profits for the taxable year.

1.43.  SERVICE

       (a) SERVICE means any period of time the Employee is in the employ of the Employer. Service in all cases includes periods during which the Employee is on an "authorized leave of absence" or a "maternity or paternity leave of absence" defined in Section 1.34(d) relating to One Year Break in Service. Leaves of absence also shall include periods of absence in connection with military service during which the Employee's re-employment rights are legally protected. Except for absence by reason of military service, leaves of absence shall be for a maximum period of two (2) years. Leaves of absence shall be granted on a uniform and nondiscriminatory basis.

       (b) If the Employer maintains the plan of a Predecessor Employer, Service shall include service for the Predecessor Employer. To the extent it may be required under applicable Treasury regulations under Code Section 414, Service shall include all service for any Predecessor Employer.

1.44.  SHAREHOLDER-EMPLOYEE

       Shareholder-Employee means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under Code Section 1362(a) and who receives income from the Employer for personal services.

1.45.  TOP-HEAVY PLAN STATUS/SUPER TOP-HEAVY PLAN STATUS

       This Plan shall be a Top-Heavy Plan in any Plan Year in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, or (b) the sum of the Aggregate Accounts of Key Employees of any plan of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits or Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

       If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the Participant's Aggregate Account Balance shall not be taken into account in determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group) as further defined in Code
       Section 416(g) and the applicable Treasury regulations.

       This Plan shall be a Super Top-Heavy Plan for any Plan Year in which, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, or (b) the sum of the Aggregate Accounts of Key Employees of any plan of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Participants under this Plan and any plan of an Aggregation Group.

       If any Participant is a Non-Key Employee for any Plan Year, but the Participant was a Key Employee for any prior Plan Year, the Participant's Aggregate Account Balance shall not be taken into account in determining whether this Plan is a Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group) as further defined in Code Section 416(g) and the applicable Treasury regulations.

       For purposes of determining Top-Heavy and Super Top-Heavy status, the following definitions shall apply:

       (a)    AGGREGATE ACCOUNT means, as of the Determination Date, the sum of:

              (i) the Participant Contribution Account and Employer Contribution Account Balances as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date;

              (ii) the contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made;

              (iii) any plan distributions made during the Determination Period (However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for Top-Heavy purposes to the extent that the distributions are already included in the Participant's Aggregate Account Balance as of the Valuation Date.); and

              (iv) any Employee contributions, whether voluntary or mandatory (However, amounts attributable to Participant Deductible Voluntary Contributions shall not be considered to be a part of the Participant's Aggregate Account Balance.).

              (v) Regarding unrelated rollovers and plan-to-plan transfers (those which are (A) initiated by the Employee and (B) made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, an unrelated rollover or plan-to-plan transfer shall be considered as a distribution for purposes of this Section. If this Plan is the plan accepting an unrelated rollover or plan-to-plan transfer, an unrelated rollover or plan-to-plan transfer accepted after December 31, 1983 shall not be considered as part of the Participant's Aggregate Account Balance. However, unrelated rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account Balance.

              (vi) Regarding related rollovers and plan-to-plan transfers (those either (A) not initiated by the Employee or (B) made to a plan maintained by the same Employer), if this Plan provides for rollovers or plan-to-plan transfers, a related rollover or plan-to-plan transfer shall be considered as a distribution for purposes of this Section. If this Plan is the plan accepting a related rollover or plan-to-plan transfer, a related rollover or plan-to-plan transfer shall be considered as part of the Participant's Aggregate Account Balance, irrespective of the date on which the related rollover or plan-to-plan transfer is accepted.

       (b) AGGREGATION GROUP means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

              (i) REQUIRED AGGREGATION GROUP means the group of plans composed of (A) each plan of the Employer in which a Key Employee is a Participant or participated at any time during the Determination Period, regardless of whether the plan has terminated; and (B) each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, which shall be aggregated.

                     In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

              (ii) PERMISSIVE AGGREGATION GROUP means the Required Aggregation Group plus any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy Code Sections 401(a)(4) and 410.

                     In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

              (iii) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated to determine whether the plans are Top-Heavy Plans.

       (c) DETERMINATION DATE means for any Plan Year (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of the first Plan Year.

       (d) DETERMINATION PERIOD means the five (5) year period ending on the Determination Date.

       (e) EMPLOYER means the Employer that adopts this Plan. Related Employers shall be considered a single Employer for purposes of applying the limitations of these top-heavy rules.

       (f) EXCLUDED EMPLOYEES means any Employee who has not performed any Service for the Employer during the five (5) year period ending on the Determination Date. Excluded Employees shall be excluded for purposes of a Top-Heavy determination.

       (g) KEY EMPLOYEE means any Employee or Former Employee, or Beneficiary of the Employee, who, for any Plan Year in the Determination Period is:

              (i) An officer of the Employer having Compensation from the Employer and any Related Employer greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A);

              (ii) One of the ten (10) Employees having Compensation from the Employer and any Related Employer of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Employer;

              (iii) A Five Percent Owner of the Employer (Five Percent Owner means any person owning, or considered as owning within the meaning of Code Section 318, more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.); or

              (iv) A One Percent Owner of the Employer having Compensation from the Employer of more than $150,000 (One Percent Owner means any person having Compensation from the Employer and any Related Employer in excess of $150,000 and owning, or considered as owning within the meaning of Code Section 318, more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer; or in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.).

              (v) Notwithstanding the foregoing, Key Employee shall have the meaning set forth in Code Section 416(i), as amended.

              (vi) For purposes of determining whether an Employee or Former Employee is an officer under this subsection (g), an officer of the Employer shall have the meaning set forth in the regulations under Code Section 416(i).

              (vii) For purposes of this Section, Compensation means Compensation determined under Section 1.24 for the definition of a Highly Compensated Employee.

              (viii) For purposes of determining ownership hereunder, employers that would otherwise be aggregated as Related Employers shall be treated as separate employers.

       (h) NON-KEY EMPLOYEE means any Employee or Former Employee, or Beneficiary of the Employee, who is not a Key Employee.

       (i) PRESENT VALUE OF ACCRUED BENEFIT. Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is a Top-Heavy Plan, the Accrued Benefit of a Non-Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Related Employers, or (ii) if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional accrual method described in Code Section 411(b)(1)(C). To calculate the Present Value of Accrued Benefits from a defined benefit plan, the Committee will use the actuarial assumptions for interest and mortality only, prescribed by the defined benefit plan(s) to value benefits for Top-Heavy purposes. If an aggregated plan does not have a Valuation Date coinciding with the Determination Date, the Committee must value the Accrued Benefits in the aggregated plan as of the most recent Valuation Date falling within the twelve (12) month period ending on the Determination Date, except as Code Section 416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Committee will determine whether a plan is Top-Heavy by referring to Determination Dates that fall within the same calendar year.

       (j) TOP-HEAVY GROUP means an Aggregation Group in which, as of the Determination Date, the sum of:

              (i) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group; and

              (ii) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Participants.

       (k)    VALUATION DATE means the Determination Date defined above.

1.46.  TRUST FUND

       Trust Fund means all assets of any kind and nature from time to time held by the Trustee or its agent under this Agreement without distinction between income and principal. This Plan creates a single Trust for all Employers participating under the BRC Holdings, Inc. 401(k) Retirement Savings Plan and Trust. However, the Trustee will maintain separate records of account to reflect properly each Participant's Accrued Benefit derived from each Participating Employer.

1.47.  TRUSTEE

       Trustee means Vanguard Fiduciary Trust Co. and any successor Trustee.

1.48.  YEAR OF SERVICE

       (a) MONTH OF ELIGIBILITY SERVICE An Employee shall receive credit for the aggregate of all time periods commencing with the first day the Employee is entitled to credit for an Hour of Service, including the Re-Employment Commencement Date, and ending on the date a Break in Service begins. An Employee also shall receive credit for any Period of Severance of less than twelve
              (12) consecutive months. Fractional periods of a month shall be expressed in terms of days, with credit for a month of service being given for each thirty (30) days of Elapsed Time.

       (b) YEAR OF VESTING SERVICE means any Plan Year during which the Employee performs not less than one thousand (1,000) Hours of Service for the Employer. In computing an Employee's Years of Vesting Service, the following rules shall apply:

              (i) Years of Service, for purposes of vesting, shall include all Years of Service of the Employee with any Predecessor Employer.

              (ii) Years of Service with the Employer before a Participant enters the Plan shall be considered for purposes of vesting.

              (iii) Years of Service, for purposes of vesting, shall not include years in which the Employer did not maintain this Plan or any predecessor plan.

       (c) If the Employer is a member of a group of Related Employers, then Year of Service for purposes of eligibility and vesting shall include Service with any Related Employer.

       (d) For purposes of determining a Month of Eligibility Service, the following definitions shall apply:

              (i) EMPLOYMENT COMMENCEMENT DATE means the date on which an Employee is first entitled to credit for an Hour of Service.

              (ii) PERIOD OF SEVERANCE means the period of time commencing on the Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service for the Employer.

              (iii) RE-EMPLOYMENT COMMENCEMENT DATE means the first date, following a Period of Severance which is not required to be considered under the Service rules, on which the Employee performs an Hour of Service for the Employer.

              (iv) SEVERANCE FROM SERVICE DATE means the date on which occurs the earlier of: (A) the date on which an Employee quits, retires, is discharged or dies; or (B) the first anniversary of the first date of a period in which an Employee remains absent from Service, with or without pay, with the Employer for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff.

       (e) In computing an employee's period of employment for eligibility purposes and 'Years of Service' for vesting purposes, an employee of a Predecessor Employer named in Column 1 at the date shown in Column 2 shall receive credit for all periods of employment with such Predecessor Employer from the later of his date of hire or the date shown in Column 3 (if applicable); provided, however that in no event shall an employee whose date of hire precedes the date in Column 3 receive credit for Years of Service for vesting purposes in excess of the number shown in Column 4 (if applicable):

              COLUMN 1                                COLUMN 2    COLUMN 3   COLUMN 4
              --------                                --------    --------   --------
              Greet America, Inc.                     09/25/92    09/25/89   3 years
              Smith County, TX                        07/01/93    07/01/90   3 years
              CMSI, Inc.                              09/30/94    09/30/94   All years
              Clinical Resource System, Inc.          08/17/95    08/17/95   All years
              The Pace Group, Inc.                    12/31/96    12/31/96   All years
              Code Rite, Inc.                         01/01/97    07/01/97   All years
              Management Consulting Solutions, Inc.   04/01/97    10/01/97   All years


                                    * * * * * * *

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

2.1.   ELIGIBILITY CONDITIONS

       (a) Each eligible Employee hired before June 1, 1998, shall be eligible to participate in this Plan on the Entry Date coincident with or next following the completion of six (6) months of Service with the Employer.

       (b) Each eligible Employee hired on or after June 1, 1998, shall be eligible to participate in this Plan on the Entry Date coincident with or next following (i) the completion of three (3) months of Service with the Employer for purposes of entitlement to Elective Deferrals, or (ii) the completion of One Year of Service with the Employer for purposes of entitlement to Employer Non-Elective Contributions and Employer Matching Contributions.

       (c)    The following Employees are not eligible to participate in the
              Plan:

              - Collective Bargaining Employees. Each Employee who is a member of a collective bargaining unit shall not be eligible to participate in this Plan unless the collective bargaining agreement provides otherwise. An Employee is a member of a collective bargaining unit if the Employee is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the employer or employers. The term "Employee representatives" does not include an organization of which more than one-half (1/2) the members are owners, officers, or executives of the Employer.

              - Nonresident aliens who do not receive any earned income (as defined in Code Section 911(d)(2)) from the Employer which constitutes United States source income (as defined in Code
                     Section 861(a)(3)).

       (d) All employees of CMSI, Inc. ("CMSI") employed as of September 30, 1994, including those employees who were Participants in the CMSI 401(k) Plan ("CMSI Plan") on that date, shall be eligible to participate in the Plan on and after September 30, 1994;

       (e) All employees hired by The Pace Group, Inc. ("Pace") on or prior to December 31, 1996, unless excluded by reason of an exclusion classification described in subparagraph (c) above, shall be eligible to participate in the Plan on or after January 1, 1997.

       (f) All Pace employees described in subparagraph (e) above shall receive credit for their period of employment with Pace determined as of December 31, 1996 for the purposes of determining their eligibility to participate and vesting under the Plan.

       (g) Any employee hired by Pace on or after January 1, 1997 shall be eligible to participate in the Plan pursuant to the provisions of the Plan governing eligibility to participate as then in effect on his Employment Commencement Date.

       (h) Effective October 1, 1995, employees of Clinical Resource Systems, Inc. employed on and after that date became eligible to participate in the Plan.

       (i) All employees of Code Rite, Inc., who had completed six (6) months of service as of January 1, 1997 were eligible to begin participation in the Plan effective July 1, 1997.

       (j) All employees of Management Consulting Solutions, Inc. who had completed six (6) months of service as of April 1, 1997 were eligible to participate in the Plan as of October 1, 1997.

2.2.   PARTICIPATION ELECTION

       Whenever a new Employee is hired by the Employer, the Employer immediately shall give notice to the Committee of the employment and shall identify the new Employee. The Committee shall notify in writing each new Employee of the pending eligibility as soon as practicable prior to the date on which the Employee will become eligible and shall furnish the Employee a copy of this Agreement or any other explanation of the Plan that the Committee shall provide for that purpose. Each Employee so notified automatically will become a Participant upon meeting the requirements of Section 2.1.

2.3.   PARTICIPANT RE-ENTRY

       If the employment of a Participant is terminated and the Participant subsequently is re-employed, the re-employed Employee shall become a Participant on the date of re-employment. If an Employee terminates employment prior to satisfying the eligibility requirements of Section
       2.1 and subsequently is re-employed, the re-employed Employee shall become a Participant after meeting the eligibility requirements of
       Section 2.1, but shall be credited for Service retroactively to the date of re-employment for purposes of eligibility and vesting. If an Employee becomes eligible but terminates employment prior to the first Entry Date, and the Employee is later re-employed, the Employee shall become a Participant on the date of re-employment.


                                 * * * * * * *

                                  ARTICLE III

                         CONTRIBUTIONS AND WITHDRAWALS

3.1.   EMPLOYER CONTRIBUTIONS

       (a) EMPLOYER ELECTIVE CONTRIBUTIONS AND PARTICIPANT ELECTIVE DEFERRALS. For each Plan Year, the amount of the Employer Elective Contribution to the Trust Fund will equal the amount determined under this paragraph. Each Participant may elect to defer up to fifteen percent (15%) of Annual Compensation, but shall not elect to defer an amount to cause the Plan to violate the limitations of this Section or Section 5.3, or to exceed the maximum amount allowable as a deduction to the Employer under Code
              Section 404. A Participant may elect to defer Annual Compensation only in an amount which the Participant otherwise could elect to receive in cash and which is currently available to the Participant. Annual Compensation is not currently available to the Participant if the Participant is not eligible to receive it at the time of the deferral election. The amounts by which a Participant elects to reduce Annual Compensation under this Plan shall be that Participant's Elective Deferrals. The Employer shall contribute to the Trust Fund the amount of each Participant's Elective Deferrals which shall be treated as Employer Elective Contributions and credited to that Participant's Salary Deferral Account.

              (i) The Employer and the Committee shall adopt a procedure necessary to implement the deferral elections.

              (ii) The Employer shall permit a Participant to amend or terminate his deferral election, and such election shall become effective on the first day of the month following adequate notice to the Employer's payroll department.

              (iii)  ELECTIVE DEFERRALS, for purposes of the following clauses
                     (iv) through (viii), means for any taxable year the sum of:

                     (A) any Employer contribution under a qualified cash or deferred arrangement defined in Code Section 401(k), to the extent not includable in gross income for the taxable year under Code Section 402(a)(8), determined without regard to the dollar limitation under Code Section 402(g);

                     (B) any Employer contribution under a simplified employee pension as defined in Code Section 408(k)(6), pursuant to a salary reduction agreement; and

                     (C) any Employer contribution toward the purchase of a tax sheltered annuity contract as defined in Code
                            Section 403(b), pursuant to a salary reduction agreement.

                     Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

              (iv) A Participant's Elective Deferrals shall not exceed the statutory dollar limitation under Code Section 402(g) for the taxable year of the Participant. The dollar limitation under Code Section 402(g) is $10,000 indexed for cost-of-living adjustments in effect on January 1 of each calendar year, as adjusted annually by the Secretary of the Treasury.

              (v) EXCESS ELECTIVE DEFERRALS means those Elective Deferrals that are includable in a Participant's gross income under Code Section 402(g) to the extent the Participant's Elective Deferrals for a taxable year exceed the dollar limitation under Code Section 402(g). Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

              (vi) If the statutory dollar limitation in clause (iv) is exceeded, the Committee shall direct the Trustee to distribute the Excess Elective Deferrals, and any income or loss allocable to the Excess Elective Deferrals, to the Participant not later than the first April 15 following the close of the Participant's taxable year. If there is a loss allocable to the Excess Elective Deferral, the distribution shall in no event be less than the lesser of the Participant's Salary Deferral Account or the Participant's Elective Deferrals for the Plan Year. The amount of Excess Elective Deferrals to be distributed to an

                     Employee for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in the taxable year of the Employee.

              (vii) If a Participant is also a Participant in (A) another qualified cash or deferred arrangement defined in Code
                     Section 401(k); (B) a simplified employee pension defined in Code Section 408(k); or (C) a salary reduction arrangement pursuant to which an employer purchases a tax sheltered annuity contract defined in Code Section 403(b), and the Elective Deferrals made under the other arrangement(s) and this Plan cumulatively exceed $7,000 indexed for cost-of-living adjustments under Code Section 415(d) or the amount of the dollar limitation under Code
                     Section 402(g) in effect on January 1 of each calendar year, as adjusted annually by the Secretary of the Treasury, then the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of the excess and request that the Participant's Elective Deferrals under this Plan be reduced by an amount specified by the Participant. The specified amount then shall be distributed in the same manner as provided in clause (vi). A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

              (viii) The Employer may reduce or eliminate a Participant's
                     Elective Deferrals made to this Plan if necessary to pass either the Actual Deferral Percentage Test or the Average Contribution Percentage Test.

              (ix) If any of the foregoing provisions of this Section are not in conformity with applicable Treasury regulations, the nonconforming provisions may be amended retroactively to assure conformity.

       (b) EMPLOYER NON-ELECTIVE CONTRIBUTIONS. For each Plan Year, the amount of the Employer Non-Elective Contribution to the Trust Fund will equal the amount, if any, the Employer may from time to time determine and authorize. Although the Employer may contribute to this Plan whether or not it has net profits, the Employer intends the Plan to be a profit sharing plan including a qualified cash or deferred arrangement for all purposes of the Code. The Employer shall not authorize contributions at such times or in such amounts that the Plan in operation discriminates in favor of Highly Compensated Employees. Notwithstanding the foregoing, the Employer Non-Elective Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. The Employer Non-Elective Contributions shall be allocated to the Participant Employer Non-Elective Contribution Accounts under the formula provided in Section 5.2.

       (c) EMPLOYER MATCHING CONTRIBUTIONS. The amount of the Employer Matching Contribution to the Trust Fund will equal fifty percent (50%) of each Participant's Eligible Elective Deferrals. Eligible Elective Deferrals for any payroll period shall be the amount of Elective Deferrals not in excess of five percent (5%) of a Participant's Annual Compensation received during the period. Therefore, the Employer Matching Contribution for any payroll period shall not exceed two and one-half percent (2 1/2 %) of a Participant's Annual Compensation received during the period. Notwithstanding the foregoing, the Employer Matching Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. The Employer Matching Contribution for any Plan Year on behalf of a Participant shall not exceed the Participant's Annual Additions limitation described in Section 5.3, even if the contribution formula otherwise would require a larger contribution. The Employer Matching Contribution on behalf of each Participant shall be credited to each Participant's Employer Matching Contribution Account.

       (d) QUALIFIED NON-ELECTIVE CONTRIBUTIONS. For each Plan Year, the amount of the Qualified Non-Elective Contribution to the Trust Fund will equal the amount, if any, the Employer may from time to time determine and authorize. The Employer shall not authorize contributions at such times or in such amounts that the Plan in operation discriminates in favor of Highly Compensated Employees. Notwithstanding the foregoing, the Qualified Non-Elective Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. The Qualified Non-Elective Contributions shall be allocated to the Participant Employer Non-Elective Contribution Accounts of eligible Non-Highly Compensated Employees under the formula provided in Section 5.2.

       (e) QUALIFIED MATCHING CONTRIBUTIONS. For each Plan Year, the amount of the Qualified Matching Contribution to the Trust Fund will equal the amount, if any, the Employer may from time to time determine and authorize. The Employer shall not authorize contributions at such times or in such amounts that the Plan in operation discriminates in favor of Highly Compensated Employees. Notwithstanding the foregoing, the Qualified

              Matching Contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. The Qualified Matching Contributions shall be allocated to the Participant Employer Matching Contribution Accounts of eligible Non-Highly Compensated Employees under the formula provided in Section 5.2.

3.2.   DEADLINE FOR EMPLOYER CONTRIBUTIONS.

       (a) The Employer shall pay to the Trustee the Employer Elective Contribution for each Plan Year not later than within the time prescribed by applicable Treasury and U.S. Department of Labor regulations.

       (b) The Employer shall pay to the Trustee the Employer Contributions (other than Elective Contributions) at any time and from time to time; except that the total Employer Contribution for any Plan Year shall be paid in full not later than the time prescribed by Code Section 404(a)(6) to enable the Employer to obtain a deduction on its federal income tax return for the Employer's taxable year. The total Employer Contribution for any Plan Year shall be deemed made on the Anniversary Date of that Plan Year.

3.3.   DEPOSIT OF EMPLOYER CONTRIBUTIONS

       All Employer Contributions shall be added immediately to and become a part of the Trust Fund.

3.4.   CREDITING OF EMPLOYER CONTRIBUTIONS

       All Employer Elective Contributions and Employer Matching Contributions shall be credited to the Salary Deferral Account and Employer Matching Account, respectively, of each Participant as of each Anniversary Date. All Employer Non-Elective Contributions shall be credited as of each Anniversary Date as provided in Article V.

3.5.   WITHDRAWAL OF EMPLOYER CONTRIBUTIONS BEFORE SEPARATION FROM SERVICE.

       If the Employer shall permit under a uniform and nondiscriminatory written policy, a Participant shall have the right, subject to the following limitations, to request withdrawal of all, any portion, or a fixed percentage of the Participant's fully vested Employer Non-Elective and Matching Contribution Accounts and Rollover Account. Withdrawal of amounts from a Participant's Accounts shall be permitted if the Participant (a) has attained Normal Retirement Age; or (b) has incurred a hardship under the hardship distribution policy of the Plan. All determinations of the amount credited to a Participant's Individual Accounts shall be made as of the most recent Allocation Date. The written policy of the Employer shall set forth the criteria for eligibility for withdrawal. The Committee shall establish procedures to verify that a Participant satisfies one or more of the eligibility criteria. If the Committee determines that the Participant is eligible to withdraw benefits from the Plan, then the Committee shall inform the Trustee in writing and shall further instruct the Trustee on the amount to distribute to the Participant. A Participant shall make an election under this Section on a form prescribed by and delivered to the Committee at any time during the Plan Year for which the election will be effective. In the written election, the Participant shall specify the desired percentage or dollar amount to be distributed by the Trustee to the Participant. Furthermore, the Participant's election shall relate solely to the percentage or dollar amount specified in the election form. The Participant's right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in the election form shall terminate on the Accounting Date. The Trustee shall distribute to a Participant as elected under this Section within the ninety (90) day period, or as soon as administratively feasible, after the Participant files the written election with the Trustee. The Trustee shall distribute the balance of the Participant's Individual Account not distributed pursuant to the election(s) according to the option selected under Article X and subject to the survivor annuity requirements of Article VI, if applicable, when the Participant separates from Service. The amount of the distribution and the administrative expenses directly related to the distribution shall be debited from the Participant's Employer Contribution Account.

3.6.   PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS

       This Plan does not permit nor accept Participant Voluntary After Tax Contributions.

3.7.   DEADLINE FOR PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS

       This Plan does not permit nor accept Participant Voluntary After Tax Contributions.

3.8.   DEPOSIT OF PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS

       This Plan does not permit nor accept Participant Voluntary After Tax Contributions.

3.9    CREDITING OF PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS

       This Plan does not permit nor accept Participant Voluntary After Tax Contributions.

3.10.  WITHDRAWAL OF PARTICIPANT VOLUNTARY AFTER TAX CONTRIBUTIONS

       The Employer shall permit, under a uniform and nondiscriminatory written policy, a Participant to withdraw at any time upon written notice to the Committee all or any part of the Participant's Voluntary After Tax Contributions held by the Trustee. Each withdrawal at the time it is paid shall be charged to the Participant Voluntary After Tax Contribution Account of the withdrawing Participant. Total withdrawals under this Section may be limited to the lesser of the aggregate amount of Voluntary After Tax Contributions made by the Participant or the market value of the Participant Voluntary After Tax Contribution Account of the Participant on the date of withdrawal, excluding therefrom the unpaid principal balance of any outstanding loans to the Participant secured by his Participant Voluntary After Tax Contribution Account. Any amounts in a Participant Voluntary After Tax Contribution Account in excess of the aggregate Voluntary After Tax Contributions made to the account shall remain fully vested and Nonforfeitable and shall be distributed according to the option selected under Article X when the Participant separates from service. A distribution of Participant Contributions must comply with the survivor annuity requirements described in Article VI, if applicable.

3.11 WITHDRAWAL OF EMPLOYER ELECTIVE CONTRIBUTIONS (PARTICIPANT ELECTIVE DEFERRALS), EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTIONS, AND EMPLOYER QUALIFIED MATCHING CONTRIBUTIONS

       (a) RESTRICTIONS ON DISTRIBUTIONS. Amounts held in the Participant's Salary Deferral Account, Employer Qualified Non-Elective Contribution Account, and Employer Qualified Matching Contribution Account may not be distributable prior to the earliest of:

              (i) separation from Service, total and permanent disability or death;

              (ii)   attainment of age fifty-nine and one-half (59 1/2) years;

              (iii) Plan termination without establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Sections 4975(e) or 409) or a simplified employee pension plan as defined in Code Section 408(k);

              (iv) disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code
                     Section 409(d)(2)) used in a trade or business of the corporation, if the corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring the assets;

              (v) disposition by a corporation to an unrelated entity of the corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if the corporation continues to maintain this Plan, but only with respect to Employees who continue employment with the subsidiary; or

              (vi) proven financial hardship, subject to the following limitations.

              All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements, if applicable, of Code Sections 401(a)(11) and 417. In addition, distributions after March 31, 1988, that are triggered by one of the preceding events enumerated as (iii), (iv) or (v) must be made in a lump sum distribution.

       (b) HARDSHIP DISTRIBUTIONS. Distribution of Elective Deferrals (and any earnings credited to a Participant's Account as of the end of the last Plan Year ending before July 1, 1989), Employer Qualified Non-Elective Contributions, Employer Qualified Matching Contributions made pursuant to a Participant's Elective Deferrals, and any amounts held in a Participant's Rollover Contribution Account, may be made to a Participant in the event of hardship. For the purposes of this Section, a hardship distribution is defined as a distribution necessary to satisfy an immediate and heavy financial need of an Employee who lacks other available resources. The minimum distribution amount you may take as a hardship distribution is $500.00.

              (i) A distribution will be considered to satisfy an immediate and heavy need of an Employee if the distribution is for:

                     (A) expenses incurred for or necessary to obtain medical care, described in Code Section 213(d), of the Employee, the Employee's spouse, children, or dependents;

                     (B) costs directly related to the purchase, excluding mortgage payments, of a principal residence for the Employee;

                     (C) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or

                     (D) payment necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

              (ii) A distribution will be considered necessary to satisfy an immediate and heavy financial need of an Employee who lacks other available resources only if:

                     (A) the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer; and

                     (B) the distribution is not in excess of the amount of an immediate and heavy financial need, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

              (iii)  In addition to the conditions above:

                     (A) each plan maintained by the Employer or a legally enforceable arrangement provide that the Employee's Deferrals and Employee Contributions will be suspended for twelve (12) months after the receipt of the hardship distribution; and

                     (B) each plan maintained by the Employer or a legally enforceable arrangement prohibit the Employee from making Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

                     (C) any hardship withdrawal to a Participant made pursuant to this Section shall be increased by an amount equal to the lesser of:

                            (1) all federal, state, and local income taxes and associated penalties (including, if applicable, the additional income tax described in Section 72(t) of the Internal Revenue Code) imposed with respect to such hardship withdrawal; or

                            (2) the amount, if any, in such Participant's Elective Deferrals Account in excess of such hardship withdrawal.

3.12.  LIMITATIONS ON EMPLOYER ELECTIVE CONTRIBUTIONS

       (a) ACTUAL DEFERRAL PERCENTAGE TEST. The annual allocation derived from Employer Elective Contributions to a Participant's Salary Deferral Account shall satisfy one of the following tests:

              (i) The Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees shall not exceed the Average Actual Deferral Percentage for Participants who are Eligible Non-Highly Compensated Employees multiplied by 1.25; or

              (ii) The Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees shall not exceed the Average Actual Deferral Percentage for Participants who are Eligible Non-Highly Compensated Employees multiplied by two (2); provided that the Average Actual Deferral Percentage for Participants who are Eligible Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Eligible Non-Highly Compensated Employees by more than two (2) percentage points or the lesser percentage as may be prescribed in applicable Treasury regulations to prevent the multiple use of this alternative limitation for any Highly Compensated
                     Employee.

              (iii) In determining whether the Plan's Code Section 401(k) arrangement satisfies either Actual Deferral Percentage Test, the Advisory Committee will use the Average Actual Deferral Percentage of the Non-Highly Compensated Group for the Plan Year preceding the Plan Year of the calculation, unless the Employer elects to use the current Plan Year's Average Actual Deferral Percentage of the Non-Highly Compensated Group. An Employer may not change an election to use current Average Actual Deferral Percentage except as the Treasury otherwise may provide.

              (iv) Transition Relief for Plan Using Current Year Actual Deferral Percentage Data for the 1997 Plan Year

                     As provided by Notice 97-2: A plan that used current year data in determining the Actual Deferral Percentage of Non-Highly Compensated Employees for the 1997 Plan Year will be permitted to use prior year data for the 1998 Plan Year without receiving approval from the Internal Revenue Service. For the 1997 Plan Year, no plan amendment or formal election is required to be made in 1996 or 1997 in order to continue to use current year data in determining the Actual Deferral Percentage of Non-Highly Compensated Employees.

       (b) DEFINITIONS. For the purposes of this Section, the following definitions shall apply:

              (i) ACTUAL DEFERRAL PERCENTAGE means the ratio, expressed as a percentage, of (A) the amount of Employer Elective Contributions actually paid to the Trust Fund on behalf of the Eligible Participant for the Plan Year to (B) the Eligible Participant's Compensation for the Plan Year, whether or not the Employee was a Participant for the entire Plan Year. Employer Contributions on behalf of any Participant shall include: (A) any Employer Elective Contributions made pursuant to the Eligible Participant's Elective Deferrals, (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (1) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this Employer, and (2) Employer Elective Contributions that are taken into account in the Contribution Percentage Test (provided the Actual Deferral Percentage Test is satisfied both with and without exclusion of these Employer Elective Contributions); and
                     (B) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. An Employer Elective Contribution will be taken into account under the Actual Deferral Percentage Test for a Plan Year only if it relates to compensation that either would have been received by the Employee in the Plan Year, but for the deferral election, or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half (2 1/2) months after the close of the Plan Year, but for the deferral election. To compute Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Employer Elective Contributions are made.

              (i) ACTUAL DEFERRAL PERCENTAGE means the ratio, expressed as a percentage, of (A) the amount of Employer Elective Contributions actually paid to the Trust Fund on behalf of the Eligible Participant for the Plan Year to (B) the Eligible Participant's Compensation received by the Employee for the portion of the Plan Year during which the Employee was eligible to participate in the cash or deferred arrangement. Employer Contributions on behalf of any Participant shall include: (A) any Employer Elective Contributions made pursuant to the Eligible Participant's Elective Deferrals, (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (1) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this Employer, and (2) Employer Elective Contributions that are taken into account in the Contribution Percentage Test (provided the Actual Deferral Percentage Test is satisfied both with and without exclusion of these Employer Elective Contributions); and
                     (B) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. An Employer Elective Contribution will be taken into account under the Actual Deferral Percentage Test for a Plan Year only if it relates to compensation that either would have been received by the Employee in the Plan Year, but for the deferral election, or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half (2 1/2) months after the close of the Plan Year, but for the deferral election. To compute Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Employer Elective Contributions are made.

              (ii) AVERAGE ACTUAL DEFERRAL PERCENTAGE means the average, expressed as a percentage, of the Actual Deferral Percentages of the Eligible Participants in a group.

              (iii) ELIGIBLE PARTICIPANT means any Employee of the Employer who is otherwise authorized under the Plan to have Employer Elective Contributions (or Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer Elective Contributions for the Actual Deferral Percentage Test) allocated to his or her Salary Deferral Account for the Plan Year.

              (iv) QUALIFIED NON-ELECTIVE CONTRIBUTIONS means Employer Contributions, other than Employer Elective Contributions and Matching Contributions, allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.11(a). Non-Elective Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Non-Elective Contributions allocated to a Participant's Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Non-Elective Contributions.

              (v) QUALIFIED MATCHING CONTRIBUTIONS means Employer Matching Contributions allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.11(a). Matching Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Matching Contributions allocated to a Participant's Employer Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Matching Contributions.

       (c)    SPECIAL RULES

              (i) For purposes of this Section, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year who is eligible to have Employer Elective Contributions (or Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer Elective Contributions for the Actual Deferral Percentage Test) allocated to his or her account under two (2) or more plans or arrangements described in Code Section 401(k) that are maintained by the Employer or a Related Employer shall be determined as if all Employer Elective Contributions (and, if applicable, Qualified Non-Elective Contributions or Qualified Matching Contribution, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily desegregated under applicable Treasury regulations pursuant to Code Section 401(k).

              (ii) If this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of the Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Code Section 401(k) only if they have the same Plan Year.

              (iii) To determine the Actual Deferral Percentage Test, Employer Elective Contributions, Qualified Non-Elective Contributions, and Qualified Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which contributions relate.

              (iv) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in the test. PROVIDED, HOWEVER, that if the Actual Deferral Percentage Test utilizes prior year data for the Non-Highly Compensated Employees, to the extent required by IRS Notice 98-1 or any subsequent IRS guidance, all Qualified Non-Elective Contributions and

                     Qualified Matching Contributions must be allocated as of a date within the prior Plan Year, and must be funded no later than the end of the current Plan Year.

              (v) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy other requirements prescribed by applicable Treasury regulations.

       (d)    FAIL-SAFE PROVISIONS

              If the initial allocations of the Employer Elective Contributions do not satisfy one of the tests set forth in paragraph (a) of this Section, the Administrator shall adjust the accounts of the Participants pursuant to one (1) or more of the following options:

              (i) DISTRIBUTION OF EXCESS CONTRIBUTIONS. Any distribution of the Excess Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of Contributions by, or on behalf of, each of such Employees.

                     Excess Contributions will be distributed according to the following procedures:

                     (A) The dollar amount of Excess Contributions is computed for each affected Highly Compensated Employee (HCE) in accordance with the provisions currently in effect.

                     (B) The Excess Contributions are distributed in the following manner:

                            (I) Reduce the applicable contributions of the HCEs beginning with the HCE with the highest dollar amount, to equal the dollar amount of the HCE with the next highest dollar amount of contributions.

                            (II) This amount will be distributed to the HCE with the highest dollar amount.

                     (C) The distribution procedure cited in paragraph (B) above is repeated until total Excess Contributions are distributed.

                            (I) If these distributions are made, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Code Section 401(k)(3) regardless of whether the Actual Deferral Percentage, if recalculated after distributions would satisfy Code Section 401(k)(3).

                            (II) The above procedure is used for the purposes of recharacterizing excess contributions under Code Section 401(k)(8)(A)(ii).

                            (III) For purposes of Code Section 401(m)(9), if a corrective distribution of Excess Contributions has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Code Section 401(k)(3).

              (ii) RECHARACTERIZATION OF EXCESS CONTRIBUTIONS. If the Plan permits Participant Voluntary After Tax Contributions in
                     Section 3.6, a Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions. Recharacterization must occur no later than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Contributions arose, and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash. The amount of Excess Contributions to be recharacterized with respect to an Employee for a Plan Year shall be reduced by any Excess Deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year.

              (iii) RECHARACTERIZATION OF MATCHING CONTRIBUTIONS. A portion of the Employer's Matching Contribution shall be deemed an Employer Elective Contribution for purposes of paragraph
                     (a) of this Section and for vesting and withdrawal purposes. The portion shall be equal to an amount necessary to satisfy one of the tests set forth in paragraph (a) of this Section, taking into account the Administrator's action under any option herein and shall be reallocated to the Salary Deferral Account. Reallocation of the Employer's Matching Contribution shall be made on behalf of Participants who are Non-Highly Compensated Employees.

              (iv) QUALIFIED NON-ELECTIVE AND QUALIFIED MATCHING CONTRIBUTIONS. The Employer shall make Qualified Non-Elective Contributions or Qualified Matching Contributions on behalf of Participants who are Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in paragraph (a) of this Section, taking into account the Administrator's action under any option herein. The contribution shall be treated as an Employer Elective Contribution and shall be allocated to the Salary Deferral Account of each Participant who is a Non-Highly Compensated Employee in the same proportion that each Non-Highly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Participants who are Non-Highly Compensated Employees. The Qualified Non-Elective and Qualified Matching Contributions may be treated as Elective Contributions provided that each of the following requirements, to the extent applicable, is satisfied:

                     (A) The amount of Non-Elective Contributions, including those Qualified Non-Elective Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test, satisfies the requirements of Code Section 401(a)(4).

                     (B) The amount of Non-Elective Contributions, excluding those Qualified Non-Elective Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test and those Qualified Non-Elective Contributions treated as Matching Contributions under Treasury Regulations Section 1.401(m)-1(b)(5) for purposes of the Average Contribution Percentage Test, satisfies the requirements of Code Section 401(a)(4).

                     (C) The Matching Contributions, including those Qualified Matching Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test, satisfy the requirements of Code
                            Section 401(a)(4).

                     (D) The Matching Contributions, excluding those Qualified Matching Contributions treated as Elective Contributions for purposes of the Actual Deferral Percentage Test, satisfy the requirements of Code
                            Section 401(a)(4).

                     (E) The Qualified Non-Elective Contributions and Qualified Matching Contributions satisfy the requirements of Treasury Regulations Section 1.401(k)-1(b)(4)(i) for the Plan Year as if the contributions were Elective Contributions.

                     (F) The plan that includes the cash or deferred arrangement and the plan or plans to which the Qualified Non-Elective Contributions and Qualified Matching Contributions are made could be aggregated for purposes of Code Section 410(b).

3.13.  LIMITATIONS ON EMPLOYEE CONTRIBUTIONS AND MATCHING EMPLOYER CONTRIBUTIONS

       (a) AVERAGE CONTRIBUTION PERCENTAGE TEST. The annual allocation derived from Employee Contributions, Matching Contributions, and Qualified Matching Contributions to a Participant's Individual Account shall satisfy one of the following tests:

              (i) The Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees shall not exceed the Average Contribution Percentage for Participants who are Eligible Non-Highly Compensated Employees multiplied by 1.25; or

              (ii) The Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees shall not exceed the Average Contribution Percentage for Participants who are Eligible Non-Highly Compensated Employees multiplied by two (2); provided that the Average Contribution Percentage for Participants who are Eligible Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Eligible Non-Highly Compensated

                     Employees by more than two (2) percentage points or the lesser percentage prescribed in applicable Treasury regulations to prevent the multiple use of this alternative limitation for any Highly Compensated Employee.


              (iii) In determining whether the Plan satisfies either Average Contribution Percentage Test, the Advisory Committee will use the Average Contribution Percentage of the Non-Highly Compensated Group for the Plan Year preceding the Plan Year of the calculation, unless the Employer elects to use the current Plan Year's Average Contribution Percentage of the Non-Highly Compensated Group. An Employer may not change an election to use current Average Contribution Percentage except as the Treasury otherwise may provide.

              (iv) Transition Relief for Plan Using Current Year Average Contribution Percentage Data for the 1997 Plan Year.

                     As provided by Notice 97-2: A plan that used current year data in determining the Average Contribution Percentage of Non-Highly Compensated Employees for the 1997 Plan Year will be permitted to use prior year data for the 1998 Plan Year without receiving approval from the Internal Revenue Service. For the 1997 Plan Year, no plan amendment or formal election is required to be made in 1996 or 1997 in order to continue to use current year data in determining the Average Contribution Percentage of Non-Highly Compensated Employees.

       (b)    DEFINITIONS

              (i) AGGREGATE LIMIT means the greater of (A) or (B), described as follows:

                     (A)    The sum of:

                            (I) 1.25 multiplied by the greater of the Actual Deferral Percentage or the Average Contribution Percentage for Participants who are Eligible Non-Highly Compensated Employees, and

                            (II) Two (2) percentage points plus the lesser of Actual Deferral Percentage or the Average Contribution Percentage of Participants who are Eligible Non-Highly Compensated Employees. (In no event shall this amount exceed twice the lesser of the Actual Deferral Percentage or Average Contribution Percentage of Participants who are Eligible Non-Highly Compensated Employees).

                     (B)    The sum of:

                            (I) 1.25 multiplied by the lesser of the Actual Deferral Percentage or the Average Contribution Percentage of Participants who are Eligible Non-Highly Compensated Employees, and

                            (II) Two (2) percentage points plus the greater of Actual Deferral Percentage or the Average Contribution Percentage of Participants who are Eligible Non-Highly Compensated Employees. (In no event shall this amount exceed twice the greater of the Actual Deferral Percentage or Average Contribution Percentage of Participants who are Eligible Non-Highly Compensated Employees).

              (ii) AVERAGE CONTRIBUTION PERCENTAGE means the average, expressed as a percentage, of the Contribution Percentages of the Eligible Participants in a group.

              (iii) CONTRIBUTION PERCENTAGE means the ratio, expressed as a percentage, of the sum of the Employee Contributions and Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

              (iii) CONTRIBUTION PERCENTAGE means the ratio, expressed as a percentage, of the sum of the Employee Contributions and Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation received by the Employee for the portion of the Plan Year during which the Employee was eligible to make Employee Contributions or to have Matching Contributions made on the Employee's behalf.

              (iv) CONTRIBUTION PERCENTAGE AMOUNTS means the sum of the Employee Contributions, Matching Contributions and Qualified Matching Contributions, to the extent not taken into account for purposes of the Actual Deferral
                     Percentage Test, made under the Plan on behalf of the Participant for the Plan Year. Contribution Percentage Amounts shall include Forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the year in which the Forfeiture is allocated. Notwithstanding the foregoing, Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Employer Elective Contributions in the Contribution Percentage Amount if the Actual Deferral Percentage Test is met before the Employer Elective Contributions are used in the Average Contribution Percentage Test and continues to be met following the exclusion of those Employer Elective Contributions that are used to meet the Average Contribution Percentage Test.

              (v) ELIGIBLE PARTICIPANT means any Employee who is eligible to make an Employee Contribution, or an Elective Deferral, if the Employer takes the contributions into account in calculating the Contribution Percentage, or to receive a Matching Contribution, including Forfeitures, or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if the Employee made a required contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.

              (vi) EMPLOYEE CONTRIBUTION means any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated. Employer Elective Contributions are not Employee Contributions.

              (vii) MATCHING CONTRIBUTION means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by the Participant, or on account of a Participant's election to defer a portion of his or her Annual Compensation under a plan maintained by the Employer.

              (viii) QUALIFIED NON-ELECTIVE CONTRIBUTIONS means Employer
                     Contributions, other than Employer Elective Contributions and Matching Contributions, allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.11(a). Non-Elective Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Non-Elective Contributions allocated to a Participant's Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Non-Elective Contributions.

              (ix) QUALIFIED MATCHING CONTRIBUTIONS means Employer Matching Contributions allocated to Participants' accounts which are 100% Nonforfeitable at all times and which are subject to the distribution restrictions described in Section 3.11(a). Matching Contributions are not 100% Nonforfeitable at all times if the Employee has a 100% Nonforfeitable interest because of Years of Service taken into account under a vesting schedule. Any Matching Contributions allocated to a Participant's Employer Salary Deferral Account under the Plan automatically satisfy the definition of Qualified Matching Contributions.

       (c)    SPECIAL RULES

              (i) MULTIPLE USE. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement subject to Code Section 401(k) and a plan maintained by the Employer subject to Code Section 401(m) and the sum of the Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced, beginning with the Highly Compensated Employee whose Average Contribution Percentage is the highest, so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The
                     Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after

                     (A) use of Qualified Non-Elective Contributions and Qualified Matching Contributions to meet the Actual Deferral Percentage Test;

                     (B) use of Qualified Non-Elective Contributions and Elective Contributions to meet the Actual Deferral Percentage Test;

                     (C) any corrective distribution or forfeiture of Excess Deferrals, Excess Contributions or Excess Aggregate Contributions; and

                     (D) after any recharacterization of Excess Contributions required without regard to multiple use of the alternative limitation.

                     Multiple use occurs if the Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees exceeds 1.25 multiplied by the Actual Deferral Percentage and Average Contribution Percentage of the Non-Highly Compensated Employees.

              (ii) For purposes of this Section, the Contribution Percentage for any Participant who is an Eligible Highly Compensated Employee for the Plan Year who is eligible to have Contribution Percentage Amounts allocated under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Related Employer shall be determined as if the total of the Contribution Percentage Amounts were made under each plan. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily desegregated under regulations pursuant to Code Section 401(m).

              (iii) If this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of the Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

              (iv) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage Test.

              (v) The determination and treatment of the Contribution Percentage of any Participant shall satisfy other requirements prescribed by applicable Treasury regulations.

       (d) FAIL SAFE PROVISIONS. If the initial allocations of the Employer Matching Contributions and Employee Contributions do not satisfy one of the tests set forth in paragraph (a) of this Section, the Administrator shall adjust the accounts of the Participants pursuant to one (1) or more of the following options:

              (i) DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. Any distribution of the Excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of Contributions by, or on behalf of, each of such Employee. Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose Contributions are reduced under this paragraph.

                     Excess Aggregate Contributions will be distributed according to the following procedures:

                     (A) The dollar amount of Excess Aggregate Contributions is computed for each affected Highly Compensated Employee (HCE) in accordance with the provisions currently in effect.

                     (B) The Excess Aggregate Contributions are distributed in the following manner:

                            (I) Reduce the applicable Contributions of the HCEs beginning with the HCE with the highest dollar amount, to equal the dollar amount of the HCE with the next highest dollar amount of Contributions.

                            (II) This amount will be distributed to the HCE with the highest dollar amount.

                     (C) The distribution procedure cited in paragraph (B) above is repeated until total Excess Aggregate Contributions are distributed.

                            (I) If these distributions are made, the Average Contribution Percentage is treated as meeting the nondiscrimination test of Code Section 401(m)(2) regardless of whether the Average Contribution Percentage, if recalculated after distributions would satisfy Code
                                   Section 401(m)(2).

                            (II) For purposes of Code Section 401(m)(9), if a Corrective Distribution of Excess Aggregate Contributions has been made, the Average Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Code Section 401(m)(2).

                     ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section, the Administrator must calculate the allocable income for the Plan Year in which the Excess Aggregate Contributions arose. The income allocable to Excess Aggregate Contributions is equal to the sum of the allocable gain or loss for the Plan Year.

                     (A) METHOD OF ALLOCATING INCOME. The Administrator may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method does not violate Code
                            Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

                     (B) ALTERNATIVE METHOD OF ALLOCATING INCOME. A Plan may allocate income to Excess Aggregate Contributions by multiplying the income for the Plan Year allocable to Employee Contributions, Matching Contributions, and amounts treated as Matching Contributions by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of:

                            (I) The total Account Balance of the Employee attributable to Employee and Matching Contributions, and amounts treated as Matching Contributions as of the beginning of the Plan Year; plus

                            (II) The Employee and Matching Contributions, and amounts treated as Matching Contributions for the Plan Year.

              (ii) CHARACTERIZATION OF EXCESS AGGREGATE CONTRIBUTIONS. The Administrator will treat a Highly Compensated Employee's allocable share of Excess Aggregate Contributions in the following priority: (A) first as attributable to his or her Employee Contributions which are voluntary contributions, if any; (B) then as Matching Contributions allocable with respect to Excess Contributions determined under the Actual Deferral Percentage Test described in
                     Section 3.12(a); (C) then on a pro rata basis to Matching Contributions and to the Employer Elective Contributions relating to those Matching Contributions which the Administrator has included in the Average Contribution Percentage Test; (D) then on a pro rata basis to Employee Contributions which are mandatory contributions, if any, and to the Matching Contributions allocated on the basis of those mandatory contributions; and (E) last to Qualified Non-Elective Contributions used in the Average Contribution Percentage Test. To the extent the Highly Compensated Employee's Excess Aggregate Contributions are attributable to Matching Contributions, and he or she is not 100% vested in the Account Balance attributable to Matching Contributions, the Administrator will distribute only the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's Excess Aggregate Contributions attributable to Employer Matching Contributions is the total amount of the Excess Aggregate Contributions (as adjusted for allocable income) multiplied by his or her vested percentage (determined as of the last day of the Plan Year for which the Employer made the Matching Contribution).

              (iii) QUALIFIED NON-ELECTIVE AND ELECTIVE CONTRIBUTIONS. The Employer shall make Qualified Non-Elective Contributions or Elective Contributions that, in combination with Employee and Matching Contributions, satisfy one of the tests set forth in paragraph (a) of this Section, taking into account the Administrator's action under any option herein. The contribution shall be treated as an Employer Elective Contribution and shall be allocated to the Salary Deferral Account of each Participant who is a Non-Highly Compensated Employee. The Qualified Non-Elective and Elective Contributions may be treated as Matching Contributions provided that each of the following requirements, to the extent applicable, is satisfied:

                     (A) The amount of Non-Elective Contributions, including those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the Average Contribution Percentage Test, satisfies the requirements of Code Section 401(a)(4).

                     (B) The amount of Non-Elective Contributions, excluding those Qualified Non-Elective Contributions treated as Matching Contributions for purposes of the Average Contribution Percentage Test and those Qualified Non-Elective Contributions treated as Elective Contributions under Treasury Regulations
                            Section 1.401(k)-1(b)(5) for purposes of the Actual Deferral Percentage Test, satisfies the requirements of Code Section 401(a)(4).

                     (C) The Elective Contributions, including those treated as Qualified Matching Contributions for purposes of the Average Contribution Percentage Test, satisfy the requirements of Code Section 401(k)(3) for the Plan Year.

                     (D) The Qualified Non-Elective Contributions are allocated to the Employee under the Plan as of a date within the Plan Year, and the Elective Contributions satisfy the requirements of Treasury Regulations Section 1.401(k)-1(b)(4)(i) for the Plan Year.

                     (E) The plan that takes Qualified Non-Elective Contributions and Elective Contributions into account in determining whether Employee and Matching Contributions satisfy the requirements of Code
                            Section 401(m)(2)(A), and the plans to which the Qualified Non-Elective Contributions and Elective Contributions are made, are or could be aggregated for purposes of Code Section 410(b).

              (iv) FORFEITURE OF NON-VESTED MATCHING CONTRIBUTIONS. Matching Contributions that are not vested may be forfeited to correct Excess Aggregate Contributions. Notwithstanding the foregoing sentence, Excess Aggregate Contributions for a Plan Year may not remain unallocated or be allocated to a suspense account for allocation to one or more Employees in any future year. Forfeitures of Matching Contributions to correct Excess Aggregate Contributions shall be:

                     (A) Applied to reduce Employer Contributions for the Plan Year in which the excess arose, but allocated according to the following paragraph (B), to the extent the excess exceeds Employer Contributions or the Employer has already contributed for the Plan Year.

                     (B) Allocated, after all other Forfeitures under the Plan, to the Employer Matching Contribution Account of each Non-Highly Compensated Participant who made Elective Deferrals or Employee Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

              (v) FORFEITURE OF VESTED OR NON-VESTED MATCHING CONTRIBUTIONS DUE TO DISTRIBUTION OF EXCESS CONTRIBUTIONS. If as a result of a determination that the initial allocations of Employer Elective Contributions do not satisfy one of the Actual Deferral Percentage Tests set forth in Section 3.12(a) above, the Committee distributes Excess Contributions in accordance with Section 3.12(d), then any Matching Contribution attributable to such distributed Excess Contribution shall be forfeited, whether or not vested. Such forfeited Matching Contribution shall be reallocated in the same manner as paragraph (iv) above. For purposes of this paragraph, Excess Contributions shall be deemed to be first from Employer Elective Contributions which are not subject to a Matching Contribution.

                                 * * * * * * *

                                   ARTICLE IV

                       ADJUSTMENT OF INDIVIDUAL ACCOUNTS


4.1.   ADJUSTMENT RULES FOR INDIVIDUAL ACCOUNTS

       As of each Accounting Date, the Trustee will determine the fair market value of each Investment Fund being administered by the Trustee. To determine the gain or loss of the Individual Accounts in each Investment Fund, the Trustee will first calculate the change in value of each Investment Fund between the current Accounting Date and the last preceding Accounting Date. The net gain or loss in each Investment Fund will be allocated to the accounts of those Participants who are participating in each Investment Fund on the Accounting Date. The Trustee will then charge to the prior Account Balances all previously uncharged payments or distributions made from Individual Accounts since the last preceding Accounting Date. Finally, the Trustee will allocate and credit Employer Contributions (as described in Section 3.1) that are to be allocated and credited as of that date in accordance with Article III.


                                 * * * * * * *

                                   ARTICLE V

          ALLOCATION OF EMPLOYER CONTRIBUTIONS TO INDIVIDUAL ACCOUNTS

5.1.   ALLOCATION RULES

       As of each Anniversary Date, but after the adjustment of Individual Accounts as provided in Article IV, the Employer Non-Elective and Matching Contributions, including any Forfeitures allocated as of the Anniversary Date, for the Plan Year which ends on the Anniversary Date shall be allocated and credited to the Employer Non-Elective and Matching Contribution Accounts of each eligible Participant in the Plan on the Anniversary Date. No Participant, other than one who died, became disabled or retired during the Plan Year, shall be entitled to have any Employer Non-Elective and Matching Contributions allocated to his or her Individual Account, unless the Participant shall be employed by the Employer on the Anniversary Date for the Plan Year.

       The Committee will suspend the accrual requirements for Includable Employees who are Participants, beginning first with the Includable Employee(s) employed with the Employer on the last day of the Plan Year, then the Includable Employee(s) who have the earliest Separation from Service during the Plan Year, and continuing to suspend in descending order the accrual requirements for each Includable Employee who incurred the next earlier Separation from Service, from the earliest to the latest Separation from Service date, until the Plan satisfies the Code Section 410(b) Coverage Test for the Plan Year. If two or more Includable Employees have a Separation from Service on the same day, the Committee will suspend the accrual requirements for all such Includable Employees, irrespective of whether the Plan can satisfy the Code Section 410(b) Coverage Test by accruing benefits for fewer than all such Includable Employees. If the Plan suspends the accrual requirements for an Includable Employee, that Employee will share in the allocation of Employer contributions and Participant forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year. If the Employer's Plan includes Employer matching contributions subject to Code Section 401(m), this suspension of accrual requirements applies separately to the Code Section 401(m) portion of the Plan, and the Committee will treat an Employee as benefiting under that portion of the Plan if the Employee is an Eligible Employee for purposes of the Code Section 401(m) nondiscrimination test. "Includable" Employees are all Employees other than: (a) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion or by reason of the participation requirements of Section 2.1 and (b) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year.

       For the Coverage Test, an Employee is benefiting under the Plan on a particular date if he or she is entitled to an allocation for the Plan Year under this Section or as otherwise provided under applicable Treasury regulations.

       If this Section applies for a Plan Year, the Committee will suspend the allocation requirements for the Includable Employees who are Participants, beginning first with the Includable Employee(s) employed by the Employer on the last day of the Plan Year, then the Includable Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend in descending order the allocation requirements for each Includable Employee who incurred an earlier Separation from Service, from the latest to the earliest Separation from Service date, until the Plan satisfies both the Participation Test and the Coverage Test for the Plan Year. If two or more Includable Employees have a Separation from Service on the same day, the Committee will suspend the allocation requirements for all the Includable Employees, whether or not the Plan can satisfy the Participation Test and the Coverage Test by allocating contributions for fewer than all the Includable Employees. If the Plan suspends the allocation requirements for an Includable Employee, that Employee will share in the allocation of Employer contributions and Participant forfeitures, if any, without considering the number of Hours of Service he or she has earned for the Plan Year and whether or not he or she is employed by the Employer on the last day of the Plan Year. If the Employer's Plan includes Employer Matching Contributions subject to Code Section 401(m), this suspension of allocation requirements applies separately to the Code Section 401(m) portion of the Plan, and the Committee will treat an Employee as benefiting under that portion of the Plan if he or she is an eligible Employee for purposes of the Code Section 401(m) nondiscrimination test.

5.2.   ALLOCATION FORMULA

       (a) EMPLOYER NON-ELECTIVE CONTRIBUTIONS Subject to the minimum allocation for Top-Heavy Plans under Section 5.4 and any restoration allocation required under Section 9.7, the Committee shall allocate the Employer Non-Elective Contributions and Participant Forfeitures, if any, to each eligible Participant's Employer Non-Elective Contribution Account in the same ratio that each Participant's Annual Compensation for the Plan Year bears to the total Annual Compensation of all Participants for such Plan Year.

       (b) EMPLOYER MATCHING CONTRIBUTIONS Subject to the minimum allocation for Top-Heavy Plans under Section 5.4 and any restoration allocation required under Section 9.7, the Committee shall allocate every payroll period the:

              (i) EMPLOYER MATCHING CONTRIBUTIONS to each eligible Participant's Employer Matching Contribution Account in accordance with Section 3.1(c) above.

              (ii) EMPLOYER QUALIFIED MATCHING CONTRIBUTIONS AND EMPLOYER QUALIFIED NON-ELECTIVE CONTRIBUTIONS, if any, to each eligible Participant's Elective Deferral Account in accordance with Section 3.1(e) above.

       Subject to the minimum allocation for Top-Heavy Plans under Section 5.4 and any restoration allocation required under Section 9.7, the Committee will allocate a Participant Forfeiture under the allocation formula in this Section, to reduce the Employer Matching Contribution for the Plan Year in which the Forfeiture occurs. The Committee will continue to hold the undistributed, nonvested portion of a terminated Participant's Account Balance in the Individual Account solely for the benefit of the Participant until a Forfeiture occurs at the time specified in Section 9.4.

5.3.   LIMITATIONS ON ALLOCATIONS

       (a) DEFINED CONTRIBUTION PLAN LIMITS. The amount of Annual Additions which the Committee may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of Employer Contributions pursuant to Section 5.2 would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 5.3(c)) to the Participant's Account, the Committee will reallocate the Excess Amount to the remaining Participants who are eligible for an allocation of Employer Contributions for the Plan Year in which the Limitation Year ends. The Committee will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Individual Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer Contributions.

       (b) ESTIMATION. Prior to the determination of the Participant's actual Annual Compensation for a Limitation Year, the Committee may determine the Maximum Permissible Amount on the basis of the Participant's estimated Annual Compensation defined in Section 5.3(f) for the Limitation Year. The Committee must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Committee must reduce any Employer Contributions (including any allocation of Forfeitures) based on estimated Annual Compensation by any Excess Amounts carried over from prior years. As soon as administratively feasible after the end of the Limitation Year, the Committee will determine the Maximum Permissible Amount for the Limitation Year based on the Participant's actual Annual Compensation for the Limitation Year.

       (c) DISPOSITION OF EXCESS AMOUNT. If, pursuant to Section 5.3(b) or because of an allocation of Forfeitures, there is an Excess Amount attributable to a Participant for a Limitation Year, then the Committee will dispose of the Excess Amount as follows:

              (i) The Committee shall return any nondeductible Participant Voluntary After Tax Contributions to the Participant to the extent that the return would reduce the Excess Amount.

              (ii) If, after the application of clause (i) an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Committee will use the Excess Amounts to reduce future Employer Contributions (including any allocation of Forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit Compensation for allocation purposes to the extent necessary to reduce the allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

              (iii) If, after the application of clause (i) an Excess Amount still exits and the Plan does not cover the Participant at the end of the Limitation Year, then the Committee shall hold the Excess Amount in a suspense account and use the Excess Amount to reduce Employer Contributions on behalf of remaining Participants and shall allocate and reallocate to the Individual Accounts of remaining Participants in succeeding Limitation Years to the extent permissible under the foregoing limitations, prior to any further Annual Additions to the Plan. If the Plan should be terminated or contributions should be completely discontinued, the funds in the suspense account will be allocated to the extent not prohibited by Code Section 415. Any suspense account shall not be adjusted for investment gains or losses of the Trust Fund.

              (iv) The Committee will not distribute any Excess Amount(s) to Participants or to Former Participants.

              (v) Notwithstanding the foregoing sentence and the foregoing paragraphs (i), (ii), (iii), and (iv), the Committee may distribute Elective Deferrals (within the meaning of Code
                     Section 402(g)(3)) or return voluntary or mandatory Employee Contributions, to the extent the distribution or return would reduce the excess amounts in the Participant's account.

       (d) MULTIPLE DEFINED CONTRIBUTION PLAN LIMITS. If the Employer maintains any other qualified defined contribution plan, the amount of the Annual Addition which may be allocated to a Participant's Individual Account in this Plan shall not exceed the Maximum Permissible Amount, reduced by the amount of Annual Additions to such Participant's accounts for the same Limitation Year in the other plan(s). The Excess Amount attributed to this Plan equals the product of:

              (i) the total Excess Amount allocated as of such date (including any amount the Committee would have allocated but for the limitations of Code Section 415), multiplied by

              (ii)   the ratio of

                     (A) the amount allocated to the Participant as of such date under this Plan, divided by

                     (B) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code Section
                            415).

       (e) OVERALL LIMITS. If the Employer maintains or establishes, or has ever maintained or established, any defined benefit plan(s) in addition to this Plan, then the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for the Participant for that Limitation Year shall not exceed 1.0. In any Limitation Year that the sum of the Fractions does exceed 1.0, then the Employer shall reduce the amount of Annual Additions to the Participant's Individual Account in the defined contribution plan(s), to the extent necessary to prevent the sum of the Fractions from exceeding 1.0.

       (f) DEFINITIONS. For purposes of the limitations of Code Section 415 set forth in this Section, the following definitions shall apply:

              (i) ANNUAL ADDITIONS means the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

                     (A)    all Employer Contributions;

                     (B)    all Forfeitures;

                     (C)    all Employee Contributions;

                     (D) excess contributions described in Code Section 401(k) and excess aggregate contributions described in Code Section 401(m), irrespective of whether the Plan distributes or forfeits such Excess Amounts, and excess deferrals described in Code Section 402(g), unless the excess deferrals are distributed no later than the first April 15 following the close of the Participant's taxable year;

                     (E) Excess Amounts reapplied to reduce Employer Contributions under this Section 5.3;

                     (F) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code
                            Section 415(l)(2), included as part of a pension or annuity plan maintained by the Employer;

                     (G) contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee as defined in Code Section 419A(d)(3), under a welfare benefit fund, as described in Code Section 419(e), maintained by the Employer; and

                     (H) allocations under a simplified employee pension plan.

              (ii) ANNUAL COMPENSATION means the total amount of salary, wages, commissions, bonuses and overtime, paid or otherwise includable in the gross income of a Participant during the Limitation Year, but excluding:

                     (A) Employer contributions to any deferred compensation plan (to the extent the contributions are not included in the Participant's gross income for the taxable year in which contributed) or simplified employee pension under Code Section 408(k) (to the extent the contributions are excludable from the Participant's gross income;

                     (B) distributions from any plan of deferred compensation, whether or not such amounts are includable in the gross income of the Employees when distributed;

                     (C) amounts realized from the exercise of any nonqualified stock option, or when restricted stock becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

                     (D) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option described in Part II, Subchapter D, Chapter 1 of the Code;

                     (E) premiums paid by the Employer for group term life insurance (to the extent the premiums are not includable in the Participant's gross income); contributions by the Employer to an annuity under Code Section 403(b) (to the extent not includable in the Participant's gross income); and any other amounts received under any Employer sponsored fringe benefit plan (to the extent not includable in the Participant's gross income);

                     (F) any contribution for medical benefits, within the meaning of Code Section 419A(f)(2), after separation from Service which is otherwise treated as an Annual Addition;

                     (G) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1); and

                     (H)    PROVIDED, HOWEVER, that amounts described in Code
                            Section 402(g) or deferred under a flexible benefit plan described in Code Section 125 shall be included in a Participant's Annual Compensation.

              (iii) AVERAGE ANNUAL COMPENSATION means the average compensation during a Participant's highest three (3) consecutive Years of Service, which period is the three (3) consecutive calendar years (or the actual number of consecutive years of employment for those Employees who are employed for less than three (3) consecutive years with the Employer) during which the Participant had the greatest aggregate compensation from the Employer.

              (iv) DEFINED BENEFIT PLAN FRACTION means the fraction derived from the numerator defined in the following paragraph (A) and the denominator defined in the following paragraph (B).

                     (A) NUMERATOR. The numerator is the sum of the Projected Annual Benefit provided for such Participant under all defined benefit plan(s) the Employer maintains or establishes, or has ever maintained or established (whether or not terminated).

                     (B)    DENOMINATOR.  The denominator is the lesser of (1)
                            1.25 times the Maximum Defined Benefit Dollar Limitation under Code Section 415(b) and (d) for the Limitation Year, or (2) 1.4 times one hundred percent (100%) of the Participant's Average Annual Compensation Limitation for his highest three (3) consecutive years under Code Section 415(b).

                     (C) Notwithstanding the foregoing, 1.0 shall be substituted for 1.25 wherever it appears in Section 5.3(f)(iv)(B) in any Plan Year in which the Plan is determined to be Top-Heavy, unless the minimum allocation requirements of Section 5.4 are met. In determining whether the requirements of Section 5.4 have been met, four percent (4%) shall be substituted for three percent (3%). Notwithstanding the foregoing, 1.0 shall be substituted for 1.25 wherever it appears in Section 5.3(f)(iv)(B) in any Plan Year in which the Plan is determined to be Super Top-Heavy, regardless of the minimum allocation.

              (v) DEFINED CONTRIBUTION PLAN FRACTION means the fraction derived from the numerator defined in the following paragraph (A) and the denominator defined in the following paragraph (B).

                     (A) NUMERATOR. The numerator is the sum of the Annual Additions to a Participant's Individual Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e) and individual medical accounts, as defined in Code
                            Section 415(l)(2), maintained by the Employer.

                     (B) DENOMINATOR. The denominator is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior Year of Service with the Employer:

                            (1) 1.25 times the Maximum Permissible Amount determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) for such Limitation Year (without regard to the special Dollar Limitations for employee stock ownership plans), or

                            (2)    thirty-five percent (35%) of the
                                   Participant's Annual Compensation for each
                                   Limitation Year.

                     (C) Regarding any Limitation Year ending after December 31, 1982, the amount taken into account under
                            Section 5.3(f)(v)(B) with respect to each Participant for all Limitation Years ending before January 1, 1983, shall be at the election of the Administrator, an amount equal to the product of the amount determined under Section 5.3(f)(v)(B) multiplied by a fraction, the numerator of which is the lesser of (1) $51,875 ($41,500 for any year in which the Plan is determined to be a Top-Heavy
                            Plan); or (2) 1.4 multiplied by twenty-five percent (25%) of the Annual Compensation of the Participant for the Limitation Year ending in 1981, and the denominator of which is the lesser of (1) $41,500; or (2) twenty-five percent (25%) of the Annual Compensation of the Participant for the Limitation Year ending in 1981. The Administrator may make such election only if one or more of such plans were in existence on or before July 1, 1982.

                     (D) If the Plan and all other plans maintained by the Employer met the limitations under Code Section 415 for the last Limitation Year beginning before January 1, 1983 the amount under Section 5.3(f)(v)
                            (A) shall be reduced by an amount required to decrease the combined fractions to 1.0. The amount subtracted shall be the product of (1) the excess of the sum of the fractions over 1.0 and (2) the denominator under Section 5.3(f)(v)(B) as computed through the Limitation Year ending in 1982.

                     (E) Notwithstanding the foregoing, 1.0 shall be substituted for 1.25 wherever it appears in Section 5.3(f)(v)(B) in any Plan Year in which the Plan is determined to be Top-Heavy, unless the minimum allocation requirements of Section 5.4 are met. In determining whether the requirements of Section 5.4 have been met, four percent (4%) shall be substituted for three percent (3%). Notwithstanding the foregoing, 1.0 shall be substituted for 1.25 wherever it appears in Section 5.3(f)(v)(B) in any year in which the Plan is determined to be Super Top-Heavy, regardless of the minimum allocation.

              (vi) EMPLOYER means the Employer that adopts this Plan. All Related Employers shall be considered a single Employer for purposes of applying the limitations of this Section.

              (vii) EXCESS AMOUNT means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount, less administrative charges allocable to such Excess Amount.

              (viii) LIMITATION YEAR means the Limitation Year specified in the
                     Plan.

              (ix)   MAXIMUM PERMISSIBLE AMOUNT means the lesser of:

                     (A)    the Defined Contribution Dollar Limitation, or

                     (B) twenty-five percent (25%) of the Participant's Compensation, within the meaning of Code Section 415(c)(3)

                     for a Limitation Year with respect to any Participant.

                     Defined Contribution Dollar Limitation means $30,000 or, if greater, twenty-five percent (25%) of the Defined Benefit Dollar Limitation set forth in Code Section 415(b)(1)(A) as in effect for the Limitation Year.

              (x) PROJECTED ANNUAL BENEFIT means the benefit of the Participant payable annually in the form of a straight life annuity (with no ancillary benefits) under the terms of a defined benefit plan to which employees do not contribute and under which no rollover contributions are made, assuming that the Participant continues employment until Normal Retirement Age (or current age, if later), compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of Normal Retirement Age, and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

       (g) SPECIAL RULES FOR OVERALL LIMITS. If the Employer maintains or establishes, or has ever maintained or established, any defined benefit plan(s) in addition to this Plan, such Plans are subject to the overall limitations under Code Section 415(e) and the following special rules apply:

              (i) RECOMPUTATION NOT REQUIRED. For purposes of determining the Defined Contribution Plan Fraction, the Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as Annual Additions.

              (ii) ADJUSTMENT OF DEFINED CONTRIBUTION PLAN FRACTION. If the Plan satisfied the applicable requirements of Code Section 415 as in effect for all Limitation Years beginning before January 1, 1987, the Committee shall redetermine the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction as of the end of the 1986 Limitation Year. If the sum of the redetermined Fractions exceeds 1.0, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding the numerator) equal to the product of (A) the excess of the sum of the Fractions over 1.0 times (B) the denominator of the Defined Contribution Plan Fraction, so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction computed under Code Section 415(e)(1) does not exceed 1.0 for the Limitation Year.

              (iii) ADJUSTMENT OF DEFINED BENEFIT PLAN FRACTION. Notwithstanding the foregoing, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 1.25 times the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

       (h) SEPARATE, COMBINED PLAN LIMITS. For purposes of the foregoing limitations in this Section, any Employee Contributions to any defined benefit plan shall be considered as a separate defined contribution plan. Further, all defined contribution plans shall be considered as one defined contribution plan and all defined benefit plans shall be considered as one defined benefit plan, whether or not any of such plans have been terminated.

5.4.   TOP-HEAVY MINIMUM ALLOCATION

       (a) MINIMUM ALLOCATION. Notwithstanding the foregoing, for any Plan Year in which the Plan is determined to be Top-Heavy, the amount of Employer Non-Elective Contributions and Forfeitures allocated to the Individual Account of each Non-Key Employee shall be equal to the lesser of three percent (3%) of each Non-Key Employee's Compensation or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefitting the Key Employee so depends on the defined benefit plan), the top heavy minimum allocation is three percent (3%) of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employee.

       (b) COMPENSATION. For purposes of this Section, Compensation means Annual Compensation defined in Section 1.6 except (i) Compensation does not include Elective Contributions, and (ii) any exclusions from Annual Compensation (other than the exclusion of Elective Contributions and the exclusions described in clauses (i) through
              (v) of Section 1.6) do not apply. Notwithstanding the definition of Annual Compensation in Section 1.6, the period preceding a Participant's Entry Date shall be included in determining the minimum top-heavy allocation provided by this Section.

       (c) CONTRIBUTION RATE. For purposes of this Section, a Participant's contribution rate is the sum of Employer Contributions (not including Employer Contributions to Social Security) and Forfeitures allocated to the Participant's Account for the Plan Year divided by his or her Compensation for the entire Plan Year. To determine a Participant's contribution rate, the Committee must treat all qualified top-heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.41) as a single plan. For purposes of this Section, for Plan Years beginning after 1988, the following rules apply:

              (i) Employer Elective Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2). However, Employer Elective Contributions on behalf of Employees other than Key Employees may not be treated as Employer Contributions for the minimum contribution or benefit requirement of Code Section 416.

              (ii) Employer Matching Contributions allocated to Key Employees are treated as Employer Contributions for determining the minimum contribution or benefit under Code Section 416. However, if a plan utilizes Matching Contributions allocated to Employees other than Key Employees as Employee Contributions or Elective Contributions to satisfy the minimum contribution requirement, the Matching Contributions are not treated as Matching Contributions for applying the requirements of Code Section 401(k) and 401(m).

              (iii)  Qualified Non-Elective Contributions described in Code
                     Section 401(m)(4)(C) may be treated as Employer Contributions for the minimum contribution or benefit requirement of Code Section 416.

       (d) PARTICIPANT ENTITLED TO TOP-HEAVY MINIMUM ALLOCATION. The minimum allocation under this Section shall be provided to each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year, whether or not the Participant has been credited with one thousand (1,000) Hours of Service for the Plan Year. The minimum allocation under this Section shall not be provided to any Participant who was not employed by the Employer on the last day of the Plan Year. The provisions of this Section shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer under which the minimum allocation or benefit requirements under Code
              Section 416(c)(1) or (c)(2) are met for the Participant.

       (e) COMPLIANCE. The Plan will satisfy the top-heavy minimum allocation under this Section. The Committee first will allocate the Employer Contributions (and Participant Forfeitures, if any) for the Plan Year pursuant to the allocation formula under Section
              5.2. The Employer then will contribute an additional amount for the Individual Account of any Participant entitled under this Section to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under this Section, is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top-heavy minimum allocation. The Committee will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

5.5.   POST-ALLOCATION ADJUSTMENTS TO ACCOUNTS

       After the amount or amounts have been allocated and credited to each Participant's Employer Non-Elective and Matching Contribution Accounts, as provided in this Article, the then value of each Employer Non-Elective and Matching Contribution Account shall remain unchanged until the next Anniversary Date. Notwithstanding the foregoing, the Participant's Employer Contribution Accounts may be adjusted prior to the next Anniversary Date under:

       (a) other provisions in this Agreement authorizing the Committee to reduce the Participant's Employer Contribution Accounts by disbursements properly chargeable to them or increased by funds received and credited to them; or

       (b) a special valuation of the Participant's Employer Contribution Account required under Articles VII, VIII, and IX.

5.6.   EMPLOYER CONTRIBUTION ACCOUNTS DEFINED

       For purposes of this Article, reference to the Employer Contribution Accounts of Participants shall include the Employer Contribution Accounts of those Participants who die, become disabled or retire during the Plan Year considered.


                                 * * * * * * *

                                   ARTICLE VI

                                   RETIREMENT


6.1.   CREDITING, ADJUSTMENT OF ACCOUNTS UPON RETIREMENT

       At Normal Retirement Age, a Participant shall be fully vested in the Participant's Individual Accounts and the Trustee shall hold the Individual Accounts for the Participant's benefit. A Participant shall be entitled to benefits under Section 6.3 upon his written election at any time after attaining Normal Retirement Age whether or not the Participant has separated from Service.

       Normal Retirement Age means, for each Participant, the later of (i) the date the Participant attains age 591/2 years or (ii) the 5th anniversary of the Participant's Entry Date in this Plan or any predecessor plan of the Employer.

6.2    EARLY RETIREMENT

       This Plan does not provide for retirement by a Participant prior to the Normal Retirement Date.

6.3.   PAYMENT OF RETIREMENT BENEFITS

       Subject to the mandatory distribution requirements of Section 6.4, the survivor annuity requirements of Section 6.5, if applicable, and the immediate cashout provisions of Sections 9.3(b) and 9.3(c), payments shall begin as soon as administratively feasible after the Participant elects a distribution after having attained Normal Retirement Age, whether or not the Participant actually retires. The Committee shall charge each payment to the Participant's Individual Account and payment shall continue until death (when Article VII shall control the disposition of the deceased Participant's Nonforfeitable Account Balance) or until the Nonforfeitable Account Balance is paid to the Participant in full, whichever event shall occur first. Unless a Participant elects otherwise, payment of benefits shall commence not later than the sixtieth
       (60th) day after the end of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age sixty-five (65) or Normal Retirement Age under the Plan; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date on which the Participant terminates service with the Employer.

6.4.   MANDATORY DISTRIBUTION OF RETIREMENT BENEFITS

       The Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Account Balance, nor may the Participant elect to make the Trustee distribute the Nonforfeitable Account Balance under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury regulations.

       (a) LIMITS ON DISTRIBUTION PERIODS. As of the first Distribution Calendar Year, distributions, if not made in a lump sum, may only be made over one of the following periods or a combination of such periods:

              (i)    the life of the Participant;

              (ii) the life of the Participant and a Designated Beneficiary, subject to the requirements of Code Section 401(a)(9) and the applicable Treasury regulations;

              (iii) a period certain not extending beyond the life expectancy of the Participant; or

              (iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

              All distributions required under this Article shall be determined and made under Code Section 401(a)(9) and applicable Treasury regulations, including the minimum distribution incidental benefit requirements of Treasury Regulations Section 1.401(a)(9)-2. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum (or, if applicable, the normal annuity form of distribution required under Section 6.5) unless the Participant, pursuant to the provisions of this Article, makes a valid election to receive an alternative form of payment.

       (b)    MINIMUM DISTRIBUTION AMOUNTS

              (i) NON-LUMP SUM DISTRIBUTION. If the Participant's entire interest will be distributed in other than a lump sum, then the minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the last Accounting Date preceding the beginning of the calendar year divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his or her Designated Beneficiary, subject to the requirements of Code Section 401(a)(9) and the applicable Treasury regulations. The Committee will increase the Participant's Nonforfeitable Account Balance, as determined on the relevant Accounting Date, for Contributions or Forfeitures allocated after the Accounting Date and by December 31 of the Valuation Calendar Year, and will decrease the valuation by distributions made after the Accounting Date and by December 31 of the Valuation Calendar Year. For purposes of this valuation, the Committee will treat any portion of the minimum distribution for the first Distribution Calendar Year made after the close of that year as a distribution occurring in the first Distribution Calendar Year. Life expectancy and joint and last survivor expectancy must be computed by the use of the expected return multiples contained in Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Participant, or Spouse in the case of distributions described in this Section 6.4(b), by the time distributions are required to begin, life expectancies shall be recalculated annually. The election shall be irrevocable for the Participant, or spouse, and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated.

              (ii) NON-SPOUSE BENEFICIARY. If the Participant's spouse is not the Designated Beneficiary, a method of payment to the Participant may not provide more than incidental benefits to the Beneficiary. The Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirements in the applicable Treasury regulations under Code Section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Committee will compute the minimum distribution required by this Section 6.4(b) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Committee will compute the minimum distribution required by this Section 6.4(b) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than fifty percent (50%) of the present value of the total benefits payable to the Participant and Beneficiaries. The Committee must determine whether benefits to the Beneficiary are incidental on the date the Trustee is to commence payment of the retirement benefits to the Participant, or on the date the Trustee redetermines the payment period to the Participant.

       (c)    COMMENCEMENT OF BENEFITS

              (i) GENERAL RULE. The Trustee must distribute or begin to distribute the entire interest of a Participant no later than the Participant's Required Beginning Date. The minimum distribution for the first Distribution Calendar Year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent Distribution Calendar Year, including the calendar year of the Participant's Required Beginning Date, is due by December 31 of that year. Except as provided in clause (ii), a Participant's Required Beginning Date is the later of (1) the April 1 following the close of the calendar year in which the Participant attains age seventy and one-half
                     (70 1/2) years or (2) the last day of the calendar year in which the Participant separates from service.

              (ii) FIVE PERCENT OWNERS. The Required Beginning Date of a Participant who is a Five Percent Owner is the first day of April following the calendar year in which the Participant attains age seventy and one-half (70 1/2) years.


              (iii) FIVE PERCENT OWNER. A Participant is treated as a Five Percent Owner for purposes of this Section if the Participant is a Five Percent Owner as defined in Section 1.45(g)(iii) and Code Section 416(i) (determined under Code
                     Section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which the owner attains age sixty-six and one-half (66 1/2) years or any subsequent Plan Year. Once distributions have begun to a Five Percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

              (iv)   A Participant who (i) attains age 70 1/2 prior to
                     January 1, 1999, and (ii) has not separated from service, shall receive (or continue to receive) minimum required distributions as though he were a Five Percent Owner, as required by Treasury Regulations Section 1.411(d)-4. Alternatively, such a Participant may elect to cease receiving (or not to commence) minimum required distributions (subject to the spousal consent requirements of Code Sections 401(a)(11) and 417, if the distributions have previously commenced in the form of a qualified joint and survivor annuity). Upon such Participant's separation from service, required minimum distributions shall then commence with a new annuity starting date.

       (d)    DEFINITIONS

              (i) APPLICABLE LIFE EXPECTANCY means the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was calculated first. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year and, if life expectancy is being recalculated, the succeeding calendar year.

              (ii) DESIGNATED BENEFICIARY means the individual who is designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the applicable Treasury regulations.

              (iii) DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.

              (iv) PARTICIPANT'S NONFORFEITABLE ACCOUNT BALANCE means the Account Balance as of the last Accounting Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year), increased by the amount of any Contributions or Forfeitures allocated to the Account Balance as of the dates in the Valuation Calendar Year after the Accounting Date and decreased by distributions made in the Valuation Calendar Year after the Accounting Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

6.5.   JOINT AND SURVIVOR ANNUITY REQUIREMENTS

       Subject to Section 6.6, the provisions of this Section shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984 and whose vested benefit in the plan is greater than $5,000. The provisions of this Section shall apply to all vested benefits of the Participant, whether the Participant became vested in the benefit before or after death, which are payable under the Plan, including any proceeds from Contracts owned by the Plan.

       (a) QUALIFIED JOINT AND SURVIVOR ANNUITY. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Annuity Starting Date, a married Participant's Nonforfeitable Account Balance will be paid in the normal form of a Qualified Joint and Survivor Annuity, defined in Section 6.5(c)(vi), and an unmarried Participant's Nonforfeitable Account Balance will be paid in the normal form of an immediate life annuity. The Participant may elect to have the annuity distributed upon attainment of the Earliest Retirement Age under the Plan. A Participant shall be considered vested even if the Participant is only vested in Employee Contributions. For purposes of satisfying the Qualified Joint and Survivor Annuity requirements, Account Balances shall mean benefits derived from both Employee and Employer Contributions.

       (b) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date, then the

              Participant's Nonforfeitable Account Balance shall be applied toward the purchase of a Qualified Preretirement Survivor Annuity, defined in Section 6.5(c)(vii). The Surviving Spouse may elect to commence payment of the Qualified Preretirement Survivor Annuity within a reasonable period after the Participant's death. For purposes of this Section 6.5(b), the amount of the Qualified Preretirement Survivor Annuity attributable to Employee Contributions shall not be an amount in excess of the ratio of Employee and Employer Contributions. In determining the value of the Qualified Preretirement Survivor Annuity, any portion of a Participant's Individual Account which is pledged as collateral to secure payment of a Plan Participant loan shall be included in the Nonforfeitable Account Balance.

       (c)    DEFINITIONS

              (i) ANNUITY STARTING DATE means the first day of the first period for which an amount is paid as an annuity or any other form.

              (ii) ELECTION PERIOD means the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) years and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which the Participant attains age thirty-five (35) years, for the Account Balance as of the date of separation, the Election Period shall begin on the date of separation. A Participant who will not yet attain age thirty-five (35) years as of the end of any current Plan Year may make a Special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of the election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35) years. The election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 6.5(d). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five
                     (35) years. Any new waiver on or after the date shall be subject to the full requirements of this Article.

              (iii) EARLIEST RETIREMENT AGE means the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

              (iv) NONFORFEITABLE ACCOUNT BALANCE means the aggregate value of the Participant's Nonforfeitable Account Balance derived from Employer and Employee Contributions, including rollovers, whether vested before or upon death, including the proceeds of Contracts, if any, on the Participant's life. The provisions of this Article shall apply to a Participant who is vested in amounts attributable to Employer Contributions, Employee Contributions, or both, at the time of death or distribution.

              (v) QUALIFIED ELECTION means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless:

                     (A) the Participant's Spouse to whom the Survivor Annuity or Preretirement Survivor Annuity is payable consents in writing to the waiver election;

                     (B) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries;

                     (C) the Spouse is the Participant's sole primary Beneficiary, the Spouse consents to the Participant's Beneficiary designation or consents to any change in the Participant's Beneficiary designation without any further spousal consent;

                     (D) the Spouse's consent acknowledges the effect of the election; and

                     (E) the Spouse's consent is witnessed by a Plan representative or notary public.

                     (F) Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment and the Spouse consents to the form of payment designated by the Participant or consents to any change in that designated form of payment without any further spousal consent.

                     Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that written consent may not be obtained because there is no Spouse, or the Spouse cannot be located, a waiver will be deemed a Qualified Election. If the Spouse is legally incompetent to give consent, the Spouse's legal guardian, even if the guardian is the Participant, may give consent. Also, if the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order described in Code Section 414(p) provides otherwise. Any consent obtained under this provision, or establishment that the consent of a Spouse may not be obtained, shall be effective only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. A consent that permits designations by the Participant without any requirement of further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of the rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 6.5(d). After the Participant's death, a Beneficiary may change the optional form of survivor benefit as permitted by the Plan.

              (vi) QUALIFIED JOINT AND SURVIVOR ANNUITY means, in the case of a married Participant who does not die before the Annuity Starting Date, an immediate annuity for the life of the Participant with a Survivor Annuity for the life of the Spouse which is equal to fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Nonforfeitable Account Balance. In the case of an unmarried Participant who does not die before the Annuity Starting Date, the Qualified Joint and Survivor Annuity requirement means an annuity for the life of the Participant which is the amount of benefit which can be purchased with the Participant's Nonforfeitable Account Balance.

              (vii) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY means an annuity for the life of the Participant's Spouse, the payments under which shall be equal to the amount of benefit which can be purchased with the Nonforfeitable Account Balance of the Participant. The Participant's Surviving Spouse will receive the same benefit that would be payable if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Participant's date of death.

              (vii) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY means an annuity for the life of the Participant's Spouse, the payments under which shall be equal to the amount of benefit which can be purchased with the Nonforfeitable Account Balance of the Participant. The Participant's Surviving Spouse will receive the same benefit that would be payable if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Participant's date of death. Unless an optional form of benefit is selected within the Election Period pursuant to a Qualified Election, if a Participant dies on or before the Earliest Retirement Age, the Participant's Surviving Spouse, if any, will receive the same benefit that would be payable if the Participant had:

                     (A) separated from service on the date of death, or date of separation from service, if earlier;

                     (B)    survived to the Earliest Retirement Age;

                     (C) retired with an immediate Qualified Joint and Survivor Annuity at the Earliest Retirement Age; and

                     (D)    died on the day after the Earliest Retirement Age.

              (viii) SPOUSE, SURVIVING SPOUSE means the Spouse or Surviving
                     Spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse and a current spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order described in Code Section 414(p).

       (d)    NOTICE REQUIREMENTS

              (i)    For a Qualified Joint and Survivor Annuity described in
                     Section 6.5(c)(vi), a written explanation, described below, may be provided after the Annuity Staring Date. The ninety
                     (90) day applicable election period to waive the Qualified Joint and Survivor Annuity described in Code Section 417(a)(7)(A), shall not end before thirty (30) days after the date on which such explanation is provided. Each Participant shall be provided a written explanation of:

                     (A) the terms and conditions of a Qualified Joint and Survivor Annuity;

                     (B) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

                     (C)    the rights of a Participant's Spouse; and

                     (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                     The Secretary may by regulations limit the period of time by which the Annuity Starting Date precedes the provision of the written explanation other than by providing that the Annuity Staring Date may not be earlier than separation from Service.

                     A Participant may elect, (with the applicable spousal consent), to waive any requirement that the written explanation be provided at least thirty (30) days before the Annuity Starting Date, or to waive the thirty (30) day requirement under the above paragraph, if the distribution commences more than seven (7) days after such explanation is provided.

              (ii)   For a Qualified Preretirement Survivor Annuity described in
                     Section 6.5(c)(vii), the Administrator shall provide, within the applicable notice period for the Participant, to each Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner comparable to the explanation provided for meeting the requirements of Section 6.5(d)(i) applicable to a Qualified Joint and Survivor Annuity.

                     The applicable notice period for the waiver of the Qualified Preretirement Survivor Annuity is whichever of the following periods ends last:

                     (A) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two
                            (32) years and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35) years;

                     (B) a reasonable period ending after the individual becomes a Participant;

                     (C) a reasonable period ending after Section 6.5(d)(iii) ceases to apply to the Participant; or

                     (D) a reasonable period ending after this Article first applies to the Participant.

                     Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age thirty-five (35) years.

                     For purposes of applying the preceding paragraph, a reasonable period ending after the events described in (B),
                     (C) and (D) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs and ending one (1) year after that date. In the case of a Participant who separates from Service before the Plan Year in which the Participant attains age thirty-five (35) years, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If the Participant thereafter returns to employment with the Employer, the applicable period for the Participant shall be redetermined.

                     If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age thirty-two
                     (32) years, the Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan.

              (iii) In the case of a Qualified Preretirement Survivor Annuity described in Section 6.5(c)(vii), the Administrator shall provide, within the applicable notice period for such Participant, to each Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner comparable to the explanation provided for meeting the requirements of Section 6.5(d)(i) applicable to a Qualified Joint and Survivor Annuity. The applicable notice period for the waiver of the Qualified Preretirement Survivor Annuity is whichever of the following periods ends last:

                     (A) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two
                            (32) years and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35) years;

                     (B) the period ending ninety (90) days after the individual becomes a Participant;

                     (C) the period ending ninety (90) days after the Qualified Preretirement Survivor Annuity ceases to be a fully subsidized benefit;

                     (D) the period ending ninety (90) days after this Article first applies to the Participant; or

                     (E) the period ending ninety (90) days after the Participant separates from Service before attaining age thirty-five (35) years.

                     If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age thirty-two
                     (32) years, the Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan.

              (iv) Notwithstanding the other requirements of this Section 6.5(d), the respective notices prescribed by this Section shall be given to a Participant even if the Plan fully subsidizes the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity. For purposes of this Section 6.5(d), a plan fully subsidizes the costs of a benefit if under the plan the failure to waive the benefit by a Participant would not result in a decrease in any plan benefit with respect to the Participant and would not result in increased contributions from the Participant.


                                 * * * * * * *

                                     ARTICLE VII

                                        DEATH


7.1.   BENEFICIARY DESIGNATION

       (a) Each Participant and Former Participant may from time to time select one or more Beneficiaries to receive benefits under this Article upon the death of the Participant or Former Participant. The selection shall be made in writing on a form provided by the Committee and shall be filed with the Committee. Subject to
              Section 7.1(b), the last selection filed with the Committee shall control. If a married Participant or a married Former Participant selects a Beneficiary other than the spouse, Section 7.1(b) shall control.

              (i) COORDINATION WITH SURVIVOR REQUIREMENTS. If the joint and survivor requirements of Article VI apply to the Participant, this Section does not impose any special spousal consent requirements on the Participant's Beneficiary designation. However, without spousal consent (as required by Article VI) to the Participant's Beneficiary designation:

                     (A) any waiver of the joint and survivor annuity or of the pre-retirement survivor annuity is not valid; and

                     (B) if the Participant dies prior to the annuity starting date, the Participant's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a pre-retirement survivor annuity. If the Participant's surviving spouse is a primary beneficiary under the Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the Participant's death benefit first from the portion which is payable as a pre-retirement survivor annuity.

              (ii) RULE FOR EXEMPT PARTICIPANTS. The Beneficiary designation of a married Exempt Participant is not valid unless the Participant's spouse consents, in the manner described in
                     Section 6.5, to the Beneficiary designation. An Exempt Participant is a Participant who is not subject to the joint and survivor consent requirements of Article VI. The spousal consent requirement in this paragraph does not apply if the Participant and his or her spouse are not married throughout the one (1) year period ending on the date of the Participant's death, or if the Participant's spouse is the Participant's sole primary Beneficiary.

              If a Participant fails to name a Beneficiary under this Section,
              Section 7.1(b) shall control.

       (b) Unless elected in accordance with Section 7.1(c), the Beneficiary of the death benefit shall be the Participant's spouse, who shall receive the benefit in the manner prescribed in this Article. Notwithstanding the foregoing sentence, the Participant may designate a Beneficiary other than the spouse if:

              (i)    the Participant has no spouse;

              (ii)   the spouse cannot be located; or

              (iii) the Participant and the Participant's spouse have validly waived the preretirement survivor annuity in the manner prescribed in Section 7.1(c) and the spouse has waived the right to be the Participant's Beneficiary.

       (c) In the case of a married Participant or Former Participant, the designation of a non-spouse as Beneficiary shall be valid only if:

              (i)    the spouse consents in writing to the designation;

              (ii) the designation specifies the beneficiary and the method of payment of benefits and may not be changed without spousal consent (or the spouse's consent expressly permits designations by the Participant without any requirement of further spousal consent); and

              (iii) the spouse's consent acknowledges the effect of the election and the written consent is witnessed by a Plan representative or by a Notary Public.

       (d) If a Participant dies without a spouse or alternative Beneficiary surviving; if the alternative Beneficiary (other than the spouse) does not survive until final distribution of the Participant's balance; if a Participant who is not married dies without having designated a Beneficiary and/or alternative Beneficiary; or if a Participant who is not married dies after having made and revoked a designation but prior to having made a subsequent designation, then the amount remaining in the deceased Participant's Individual Account shall be payable in the following descending order to:

              (i) the Participant's surviving descendants, including adopted persons;

              (ii) the Participant's other living heirs-at-law determined under the Texas laws concerning intestate succession;

              (iii) the Participant's estate, personal representatives, heirs or devisees; and

              (iv) the estate, personal representatives, heirs or devisees of the deceased Participant's prior Beneficiary.

              The Committee shall determine the applicable person, class of persons, or legal entity to whom the benefit shall be paid beginning with (i), in the descending order of (i) to (iv). Each class shall be determined to be not in existence and, therefore, inapplicable by the Committee before proceeding to the next class. In determining if a classification is inapplicable, the Committee shall be required only to make reasonable inquiry into the existence of the person or persons.

              Remaining death benefits shall be payable under Section 7.4 regarding mandatory distributions. Payment made pursuant to the power conferred on the Committee in this Section shall operate as a complete discharge of all obligations under the Plan concerning the share of a deceased Participant and shall not be subject to review by anyone but shall be final, binding and conclusive on all persons for all purposes.

7.2.   CREDITING, ADJUSTING OF ACCOUNTS UPON DEATH

       Upon death, a Participant or Former Participant shall be fully vested in his or her Individual Accounts and the Trustee shall hold the Individual Accounts for the benefit of the Designated Beneficiary or Beneficiaries. The Committee shall credit and adjust the Individual Accounts of a deceased Participant or Former Participant, as provided in Articles IV and V. The Designated Beneficiary or Beneficiaries shall be entitled to benefits under Section 7.3 after the death of the Participant or Former Participant.

7.3    PAYMENT OF DEATH BENEFITS

       As soon as administratively feasible after the Committee has credited and adjusted the Individual Accounts of the deceased Participant or Former Participant as provided in Section 7.2, the Trustee shall make payments to the Designated Beneficiary or Beneficiaries pursuant to Article X. Subject to the survivor annuity requirements of Section 6.5, if applicable, the mandatory distribution requirements of Section 7.4, and the immediate cashout provisions of Sections 9.3(b) and 9.3(c), the payments shall begin as soon as administratively feasible after the death of the Participant. The Committee shall charge each payment to the Participant's or Former Participant's Individual Account. Payments shall continue until the death of the last survivor of the Beneficiaries or until the Individual Account is paid in full, whichever event shall occur first.

7.4    MANDATORY DISTRIBUTION OF DEATH BENEFITS

       The Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Account Balance, to the Beneficiary or Designated Beneficiary, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code Section 401(a)(9) and the applicable Treasury regulations.

       (a)    LIMITS ON DISTRIBUTION PERIODS

              (i) If the Participant or Former Participant dies after distribution has commenced, the Trustee shall continue to distribute the remaining portion of the Participant's or Former Participant's Nonforfeitable Account Balance at least as rapidly as under the method of distribution used prior to the Participant's death.

              (ii) If the Participant or Former Participant dies before distribution commences, the Trustee shall complete distribution of the Participant's or Former Participant's Nonforfeitable Account Balance by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's or Former Participant's death, except to the extent that the Designated Beneficiary elects to receive distributions under paragraphs (A) or (B) below:

                     (A) If any portion of the Participant's or Former Participant's Nonforfeitable Account Balance is payable to a Designated Beneficiary, the Designated Beneficiary may elect distributions over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died;

                     (B) If the Designated Beneficiary is the Participant's Surviving Spouse, the date distributions must begin under paragraph (A) above shall not be earlier than the later of: (1) December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died; and (2) December 31 of the calendar year in which the Participant or Former Participant would have attained age seventy and one-half (70 1/2) years. If the Participant has not made an election pursuant to this Section by the time of death, the Designated Beneficiary must elect the method of distribution no later than the earlier of: (1) December 31 of the calendar year in which distributions must begin under this Section; or (2) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant or Former Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Nonforfeitable Account Balance of the Participant or Former Participant must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of death.

                     (C) If the Surviving Spouse is the Beneficiary of any portion of a deceased Participant's or Former Participant's benefits under the Plan, the Surviving Spouse shall be permitted to direct that this distribution of benefits commence at a reasonable time following the death of the Participant or Former Participant under applicable Treasury regulations.

                     (D) If the Surviving Spouse dies after the Participant or Former Participant, but before payments to the Spouse begin, the preceding provisions of this Section, with the exception of paragraph (B), shall be applied as if the Surviving Spouse had been the Participant.

       (b) MINIMUM DISTRIBUTION AMOUNTS. If the Trustee will distribute a Participant's or Former Participant's Nonforfeitable Account Balance in accordance with the Designated Beneficiary's life expectancy, the minimum distribution for a calendar year equals the Participant's Nonforfeitable Account Balance as of the latest Accounting Date preceding the beginning of the calendar year divided by the Designated Beneficiary's life expectancy.

              For purposes of this Section, payments will be calculated by using the expected return multiples specified in Tables V and VI of Treasury Regulations Section 1.72-9. Life expectancy of a Surviving Spouse shall be recalculated annually; however, in the case of any other Designated Beneficiary, life expectancy will be calculated when the first payment commences without further recalculation. For purposes of this Section, any amount paid to a child of the Participant or Former Participant will be treated as if it had been paid to the Surviving Spouse, if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

       (c) COMMENCEMENT OF BENEFITS. For the purposes of this Section, distribution of a Participant's or Former Participant's Nonforfeitable Account Balance is considered to begin on the Participant's or Former Participant's Required Beginning Date or, if Section 7.4(a)(ii)(D) applies, the date distribution is required to begin to the

              Surviving Spouse pursuant to Section 7.4(a)(ii)(A). If distribution in the form of an annuity irrevocably commences before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences. Except as otherwise provided, the Required Beginning Date of a Participant or Former Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2) years.

       (d)    DEFINITIONS

              (i) APPLICABLE LIFE EXPECTANCY means the life expectancy calculated using the attained age of the Designated Beneficiary as of the Designated Beneficiary's birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was calculated first. If life expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as recalculated. The applicable calendar year shall be the first Distribution Calendar Year and, if life expectancy is being recalculated, the succeeding calendar year.

              (ii) DESIGNATED BENEFICIARY means the individual who is designated as the Beneficiary under the Plan under Code
                     Section 401(a)(9) and the applicable Treasury regulations.

              (iii) DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to this Section.

              (iv) PARTICIPANT'S NONFORFEITABLE ACCOUNT BALANCE means the Account Balance as of the last Accounting Date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year), increased by the amount of any Contributions or Forfeitures allocated to the Account Balance as of the dates in the Valuation Calendar Year after the Accounting Date and decreased by distributions made in the Valuation Calendar Year after the Accounting Date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

       (e)  TRANSITIONAL RULE

              Notwithstanding the other requirements of this Article, and subject to the joint and survivor annuity requirements of Section 6.5, if applicable, distribution on behalf of any Participant, including a Five Percent Owner defined in Section 1.45(g)(iii), may be made pursuant to the requirements of the transitional rule set forth in Section 6.4(e), regardless of when the distribution commences.


                                    * * * * * * *

                                     ARTICLE VIII

                                      DISABILITY


8.1.   CREDITING, ADJUSTING OF ACCOUNTS UPON DISABILITY

       Upon termination of employment due to disability, a Participant shall be fully vested in his or her Individual Accounts and the Trustee shall hold the Individual Accounts for the Participant's benefit. The Committee shall credit and adjust the Individual Accounts of a disabled Participant, as provided in Articles IV and V. The disabled Participant shall be entitled to benefits under Section 8.2 after the date of disability.

       If the Plan provides for the continuation of Contributions for a fixed or determinable period on behalf of all Participants who are permanently and totally disabled (as defined in Code Section 22(a)(3)), the Employer may make Contributions on behalf of such Employees including Highly Compensated Employees (as defined in Code Section 414(q)), without first making the election required by Code Section 415(c)(3)(C)(iii).

8.2    PAYMENT OF DISABILITY BENEFITS

       As soon as administratively feasible after the Committee has credited and adjusted the Individual Accounts of the disabled Participant as provided in Section 8.1, the Trustee shall make payments to the disabled Participant pursuant to Article X. Subject to the mandatory distribution requirements of Section 6.4, the survivor annuity requirements of Section 6.5, if applicable, and the immediate cashout provisions of Sections 9.3(b) and 9.3(c), payments shall begin as soon as administratively feasible after the Participant terminates Service with the Employer. The Committee shall charge each payment to the disabled Participant's Individual Account, and payments shall continue until death (when Article VII shall control the disposition of the deceased Participant's Nonforfeitable Account Balance) or until the Participant's Nonforfeitable Account Balance is paid to the disabled Participant in full, whichever event shall occur first.


                                    * * * * * * *

                                      ARTICLE IX

                       TERMINATION OF EMPLOYMENT AND FORFEITURE

9.1.   CREDITING AND ADJUSTING OF ACCOUNTS UPON TERMINATION

       If a Participant's employment by the Employer shall terminate for any reason other than retirement, death or disability, the Participant shall become vested in his or her Individual Accounts as provided in Section
       9.2 and the Trustee shall hold the Participant's Nonforfeitable Account Balance in the Individual Accounts for the Participant's benefit. The Committee shall credit and adjust the Individual Accounts of the terminated Participant, as provided in Articles IV and V. The terminated Participant shall be entitled to benefits under Sections 9.2 and 9.3 after the date of termination.

9.2.   VESTING

       (a) A Participant to whom Section 9.1 applies shall be fully vested at all times in amounts credited to the Elective Deferral Account, Qualified Non-Elective Contribution Account, Qualified Matching Contribution Account, Participant After Tax Contribution Account and Rollover Account. In addition, the Participant also shall be entitled to receive a Nonforfeitable percentage of the balance credited to the Employer Non-Elective and Matching Contribution Accounts, determined under the following vesting schedule:

                                                               NONFORFEITABLE
                          YEARS OF SERVICE                       PERCENTAGE
                          ----------------                     --------------
                     Less than 2 years                                0%
                     At least 2 but less than 3 years                20%
                     At least 3 but less than 4 years                50%
                     At least 4 but less than 5 years                75%
                     At least 5 years                               100%

       (b) Pursuant to the merger of the CMSI, Inc. 401(k) Plan ("CMSI Plan") into the Plan effective September 30, 1994, certain rights and features of the CMSI Plan shall remain in effect and shall be incorporated into the Plan as protected benefits for each CMSI Plan Participant with respect to their Account Balance determined as of September 30, 1994. Those rights and features are as follows:

              (i) A Participant shall have the right to elect to receive a distribution of his vested Account Balances determined as of September 30, 1994, upon the occurrence of a sale by CMSI, Inc. to an entity that is not an affiliated employer of (i) substantially all of its assets used in a trade or business in which the Participant is employed or (ii) CMSI's interest in a subsidiary which employs the Participant.

              (ii) A Participant shall have the right to elect to receive his vested Account Balances determined as of September 30, 1994, in a lump sum, whether due to the occurrence of the events in (b) (i) above, or due to any other event described in the Plan requiring distribution of his account, e.g. termination of employment.

              (iii) A Participant shall be vested in his Account Balance determined as of September 30, 1994 resulting from Employer Matching or Discretionary Contributions in accordance with the following vesting schedule:

                                                               NONFORFEITABLE
                          YEARS OF SERVICE                       PERCENTAGE
                          ----------------                     --------------
                     Less than 3 years                                0%
                     At least 3 but less than 4 years                50%
                     At least 4 but less than 5 years                75%
                     At least 5 years                               100%

                     A Participant with at least three (3) years of service on September 30, 1994 may elect to continue to have his vested percentage in the accounts referenced above computed under the vesting schedule set forth above.

              (iv) A Participant shall be eligible to retire upon attaining his early retirement date of age fifty five (55) prior to or after September 30, 1994 and to receive a distribution of his vested Account Balances determined as of September 30, 1994.

       (c) Pursuant to the merger of the Clinical Resource Systems, Inc. 401(k) Plan (the"CRS Plan") into the Plan effective December 31, 1996 (the "date of merger"), certain rights and features of the CRS Plan shall continue in effect and shall be incorporated into the Plan as protected benefits for each CRS Plan Participant with respect to their Account Balances determined as of the date of merger. The protected benefits, rights and features are as follows:

              (i) A Participant shall have the right to elect to receive his vested Account Balances determined as of December 31, 1996, in a lump sum, installments, or in any form other than one based upon life contingencies, as a result of any event described in the Plan permitting distribution of his Account.

              (ii) A Participant shall be vested in his Account Balance determined as of December 31, 1996 resulting from Employer Matching Non-Elective Contributions or Employer Discretionary Non-Elective Contributions in accordance with the following vesting schedule (as previously set forth in Section 7.04(a) of the Adoption Agreement for the CRS
                     Plan).

                            YEARS OF SERVICE            PERCENTAGE OF VESTING
                            ----------------            ---------------------
                                   1                            20%
                                   2                            40%
                                   3                            60%
                                   4                            80%
                                   5                           100%

              A Participant with at least three (3) years of service on December 31, 1996 may elect to continue to have his vested percentage in the accounts referenced above computed under the vesting schedule set forth above.

              (iii) A Participant shall be eligible to retire upon attaining his Early Retirement Date of the later of age 59 or his 10th Anniversary of commencement of service with Clinical Resource Systems, Inc. prior to or after December 31, 1996 and to receive a distribution of his vested Account Balances determined as of December 31, 1996.

       (d) Effective November 20, 1997, any Participant who terminates employment as a result of the sale of the election systems and services division to American Information Solutions, Inc. ("AIS") shall become 100% vested in his Employer Non-Elective and Matching Contribution Accounts.

9.3.   PAYMENT OF TERMINATION BENEFITS

       (a) The Committee shall combine the Nonforfeitable percentage of the Individual Accounts of a Participant determined under Section 9.2 with the Participant Contribution Account into one Individual Account, and the Trustee shall make payments to the Participant pursuant to Article X. Subject to the third and fourth sentences of Section 6.3, the mandatory distribution requirements of Section
              6.4 and the survivor annuity requirements of Section 6.5, if applicable, payments shall begin as soon as administratively feasible after the Participant terminates. The Committee shall charge each payment to the Participant's Individual Account and payment shall continue until death (when Article VII shall control the disposition of the deceased Participant's Nonforfeitable Account Balance) or until the Participant's Nonforfeitable Account Balance is paid to the Participant in full, whichever event shall occur first.

       (b) Notwithstanding the foregoing paragraph, if a Participant separates from Service with the Employer and the Participant's Nonforfeitable Account Balance determined under Section 9.2 is $5,000 or less, the Committee may direct the Trustee to make immediate distribution to the Participant in the form of a lump sum distribution; provided, however, the Trustee shall not make a lump sum distribution after benefit distributions have commenced, without the written consent of the Participant and spouse. For purposes of this paragraph, if the value of an Employee's vested Account Balance is zero (0), the Employee shall be deemed to have received a distribution of his or her vested Account Balance. Notwithstanding any contrary provision, if the Nonforfeitable Account Balance of a Participant exceeds $5,000, then the Trustee shall make no distribution without the Participant's and the spouse's consent pursuant to Article X until the later of attainment of age sixty-two (62) years or attainment of Normal Retirement Age. The foregoing sentence shall not apply after the death of the Participant.

       (c) If requested by a Participant and approved by the spouse in writing after the Participant has separated from Service with the Employer, the Committee shall direct the Trustee to distribute the Participant's Nonforfeitable Account Balance determined under
              Section 9.2 in the form of a lump sum distribution.

9.4.   FORFEITURES

       A Participant to whom this Article applies shall forfeit that portion of the amount of the Individual Account to which the Participant is not entitled under Section 9.2 on the earlier of the date on which the Participant incurs five (5) consecutive One Year Breaks in Service or the date on which the Participant receives a Cashout Distribution (the Forfeiture Event). A Cashout Distribution means a lump sum distribution pursuant to Sections 9.3(b) and 9.3(c). For purposes of this Section, a Participant who separates from Service without a Nonforfeitable percentage in the Participant's Employer Contribution Account shall be deemed to have received a distribution of the Nonforfeitable Account Balance on the date of separation from Service. The amount forfeited under this Section shall remain in the Trust Fund and shall be applied to reduce the Employer Non-Elective Contribution for the Plan Year during which the Forfeiture Event occurred.

9.5.   DETERMINATION OF AMOUNT OF VESTED UNDISTRIBUTED ACCOUNT, FORFEITURE

       If the Trustee pays any amount outstanding to the credit of a Participant in the Participant's Individual Account while the Participant is not fully vested in the Individual Account, other than a Cashout Distribution defined in Section 9.4, and prior to the Anniversary Date on which the Participant shall incur five (5) consecutive One Year Breaks in Service, the value of his or her vested and undistributed Account shall be held in a separate account and shall be determined at any time prior to and including the Anniversary Date on which the Participant shall incur five
       (5) consecutive One Year Breaks in Service under the following formula:

                              X = P(AB + (RxD)) - (RxD).

       For this formula, the variables represent the following factors:

       X is the value of the vested portion of the Participant's Account;

       P is the Participant's Nonforfeitable percentage at the relevant time;

       AB is the Account Balance at the relevant time;

       D is the amount of the distribution; and

       R is the ratio of the Account Balance at the relevant time to the Account Balance after the distribution.

       The nonvested portion of the Participant's Individual Account shall be forfeited on the Anniversary Date on which the Participant incurs five
       (5) consecutive One Year Breaks in Service.

9.6.   AGGREGATION OF YEARS OF VESTING SERVICE

       (a)    VESTED PARTICIPANTS

              If a Participant who has a nonforfeitable right to all or a portion of his Employer Contribution Account terminates employment and again becomes an Employee, the Participant's Years of Service prior to his termination shall be included in determining his vested interest in his Employer Contribution Account after he again becomes an Employee.

       (b)    NONVESTED EMPLOYEES AND PARTICIPANTS

              (1) If a Participant who does not have any nonforfeitable right to his Employer Contribution Account balance terminates employment and again becomes an Employee before incurring the number of consecutive One Year Breaks in Service specified in paragraph (2), his Years of Service prior to his termination shall be included in determining his vested interest after he again becomes an Employee.

              (2) If a Participant who does not have any nonforfeitable right to his Employer Contribution Account balance terminates employment and again becomes an Employee after incurring a number of consecutive One Year Breaks in Service equal to the greater of five or the number of his Years of Service at his termination, his Years of Service completed prior to his One Year Breaks in Service shall be disregarded for purposes of determining his vested interest in his Employer Contribution Account. The aggregate number of Years of Service before such One Year Breaks in Service shall not include any Years of Service disregarded under this Section by reason of a prior period of One Year Breaks in Service.

       (c)    SPECIAL RULE

              If a Participant who does not have any vested and nonforfeitable interest in his Employer Contribution Account upon his termination of employment incurs a number of consecutive One Year Breaks in Service prior to the Plan Year beginning in 1985 equal to the aggregate number of his Years of Service before such One Year Breaks in Service, his Years of Service completed prior to such One Year Breaks in Service shall be disregarded for purposes of determining his vested interest in amounts allocated to his Employer Contribution Account if he should again become an Employee. The aggregate number of Years of Service before such One Year Breaks in Service shall not include any Years of Service disregarded under this Section by reason of a prior period of One Year Breaks in Service.

9.7.   BUY-BACK OPTION

       The following rules apply with respect to a Participant who receives a distribution on account of termination of employment:

       (a) If the Participant receives or is deemed to receive a distribution and resumes participation under Section 2.3, his Employer Contribution Account will be restored to the balance on the date of the distribution if he repays to the Plan the full amount of the distribution from such Account within five years of his reemployment and before he incurs after such distribution five (5) consecutive One Year Breaks in Service.

       (b) Restoration of the Employer Contribution Account balance under paragraph (a) shall be made first out of forfeitures otherwise available for allocation and then Employer contributions. Assets representing the restoration must be provided to the Plan by the end of the Plan Year following the Plan Year in which repayment occurs.

       (c) The repayment by the Participant and restoration of his Employer Contribution Account balance shall not be treated as part of the Annual Addition under Section 5.3.

       (d)    If a Participant is deemed to receive a distribution pursuant to
              Section 9.4, and the Participant resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive One Year Breaks in Service, upon the reemployment of such Participant, the employer-derived Account balance of the Participant will be restored to the amount on the date of such deemed distribution.


                                    * * * * * * *

                                      ARTICLE X

                              OPTIONAL FORMS OF BENEFIT


10.1.  OPTIONAL FORMS OF PAYMENT OF BENEFITS

       (a) Subject to the survivor annuity requirements of Section 6.5, whenever a Participant, Former Participant or Beneficiary is entitled to receive a distribution of benefits, he or she may elect that benefits be paid in any one (1) or more of the following forms:

              (i) A lump sum, payable in cash, in kind or partly in cash and partly in kind, at the fair market value when distributed:

              (ii)   A transfer or rollover to:

                     (A)    another plan qualified under Code Section 401(a);

                     (B)    an individual retirement account defined in Code
                            Section 408(a); or

                     (C)    an individual retirement annuity defined in Code
                            Section 408(b).

              (iii) If the Participant's vested benefit exceeds $5,000, periodic installments over the periods of time and in the amounts the Committee shall determine, provided the initial Account Balance exceeds $5,000. The total payments for each year shall not be less than an amount sufficient to cause the Participant's Employer Contribution Account to be paid in full not later than the earlier of: (A) the end of a period measured by the joint life expectancy of the Participant and Spouse; or (B) the expiration of twenty
                     (20) years after the Participant, Former Participant or Beneficiary shall have become entitled to receive the benefits. Notwithstanding the foregoing, the annual amount payable under this paragraph shall be at least as large as would be provided under a life annuity with a period certain extending to age eighty-five (85) years. If the Trustee pays the Individual Account of a Participant, Former Participant or Beneficiary under an installment method prescribed in this paragraph, the Trustee shall invest and reinvest the entire unpaid balance remaining in the Individual Account from time to time and shall credit and charge the Individual Account its proportionate share of gains and losses of the Trust Fund pursuant to Article V until the entire Individual Account is paid under this Article.

              (iv) If the Participant's benefit exceeds $5,000, restricted Annuities;

              (v) If the Participant's benefit exceeds $5,000, combination of lump sum and installment payments;

              (vi) Qualifying Employer Securities as defined in the Trust, or cash, or a combination of two (2).

       (b) The Participant shall be limited in the optional forms of payment of benefits to those which will result in the payment of greater than fifty percent (50%) of the anticipated benefits over the Participant's life expectancy. The purpose of this limitation is to ensure that death benefits will be incidental to retirement benefits under Revenue Ruling 72-241.

       (c) If the Participant so requests, the Committee may direct the Trustee to distribute any Contract, other than an annuity contract held for the Participant, to that Participant, provided that under no circumstances may the Trustee continue to pay premiums on the Contracts after the actual separation from Service of a Participant.

       (d) Notwithstanding the foregoing, a distribution made pursuant to this Section shall be subject to the immediate cashout provisions of Sections 9.3(b) and 9.3(c).

       (d) Notwithstanding the foregoing, a distribution made pursuant to this Section shall be subject to the survivor annuity requirements of Section 6.5 and the immediate cashout provisions of Sections 9.3(b) and 9.3(c).

10.2.  DIRECT ROLLOVER OPTIONAL FORM OF BENEFIT

       (a) DIRECT ROLLOVER. This Section applies to distributions made on or after JANUARY 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

       (b)    DEFINITIONS

              (i) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

              (ii) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

              (iii) DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

              (iv) DIRECT ROLLOVER. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

10.3.  ELECTION TO DEFER RECEIPT OF BENEFITS

       Notwithstanding the foregoing, a Participant who leaves the employment of the Employer before his or her Normal Retirement Date or Early Retirement Date may elect to leave his or her Nonforfeitable Account Balance under the management of the Trustee until Normal Retirement Date or Early Retirement Date. The Trustee shall invest and reinvest and shall credit and charge the Individual Account with its proportionate share of gains and losses of the Trust Fund pursuant to Article V until the Nonforfeitable Account Balance is paid out to the Former Participant under this Article. Any election made under this Section shall be irrevocable and shall be made no later than fourteen (14) days before the electing Participant becomes entitled to receive his or her Nonforfeitable Account Balance in the Plan. Notwithstanding the foregoing, a Participant who has elected to leave his or her Nonforfeitable Account Balance under the management of the Trustee may later elect to have the Account Balance transferred to any pension or profit sharing plan maintained by another Employer in which the Participant has, at the time of the later election, become a Participant under the transferee plan.

10.4.  ELECTION OF FORM OF PAYMENT OF BENEFITS

       (a) The Participant, Former Participant, or Beneficiary shall elect the form or forms of payment of benefits permitted in Section 10.1 which the Committee and Trustee shall implement. Not earlier than ninety (90) days, but not later than thirty (30) days, before the Participant's Annuity Starting Date, the Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section. The Participant's Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity or any other form. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he or she attains the later of Normal Retirement Age or age 62.

       (b) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

              (i) the Plan Administrator clearly informs the Participant that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

              (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

       (c) If a Participant, Former Participant, or Beneficiary makes an election prescribed by this Section, the Committee will direct the Trustee to distribute the Participant's Nonforfeitable Account Balance pursuant to that election. Any election under this
              Section is subject to the mandatory distribution requirements of Sections 6.4 and 7.4 and the survivor annuity requirements of
              Section 6.5, if applicable. The Participant, Former Participant or Beneficiary must make an election under this Section by filing an election form with the Committee at any time before the Trustee otherwise would commence to pay a Participant's Account Balance under the applicable requirements of Articles VI, VII, VIII, IX, and X.

10.5.  MINORITY OR DISABILITY

       During the minority or disability of an individual entitled to receive benefits under this Plan, the Participant may elect to have the Committee instruct the Trustee to make payments due the individual directly to the individual or to the spouse or a relative or to any individual or institution having custody of the individual. Neither the Committee nor the Trustee shall be required to cause or to verify the application of any payments so made, and the receipt of the payee, including the endorsement of a check or checks, shall be conclusive to all interested parties.

10.6.  COMMENCEMENT OF PAYMENT OF BENEFITS

       Unless a Participant elects otherwise, payment of benefits shall commence not later than sixty (60) days after the end of the Plan Year in which the latest of the following events occur:

       (a) the day the Participant attains the earlier of age sixty-five (65) years or Normal Retirement Age;

       (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

       (c)    the day the Participant terminates employment with the Employer.

10.7.  UNCLAIMED ACCOUNT PROCEDURE

       The Plan does not require either the Trustee or the Committee to search for, or to ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Articles VI, VII, VIII or IX, the Committee, by certified or registered mail addressed to his or her last known address of record with the Committee or the Employer, must notify any Participant, or Beneficiary, that he or she is entitled to a distribution under this Plan. The notice must quote the provisions of this Section and otherwise must comply with the applicable notice requirements of
       Article VI. If the Participant, or Beneficiary, fails to claim his or her distributive share or make his or her whereabouts known in writing to the Committee within (6) months from the date of mailing of the notice, the Committee will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit to reduce the Employer's contribution for the Plan Year in which the forfeiture occurs. A forfeiture under this paragraph will occur at the end of the notice period or, if later, the earliest date applicable Treasury Regulations would permit the forfeiture. Pending forfeiture, the Committee, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in combination or both), or in other fixed income investments.

       If a Participant or Beneficiary who has incurred a forfeiture of his or her Accrued Benefit under the provisions of the first paragraph of this Section makes a claim, at any time, for the forfeited Accrued Benefit, the Committee must restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Committee will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim, first from the amount, if any, of Participant forfeitures the Committee otherwise would allocate for the Plan Year, then


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

       from the amount, if any, of the Trust Fund net income or gain for the Plan Year, then from the amount, or additional amount, the Employer contributes to enable the Committee to make the required restoration. The Committee must direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit not later than 60 days after the close of the Plan Year in which the Committee restores the forfeited Accrued Benefit. The forfeiture provisions of this Section apply solely to the Participant's or the Beneficiary's Accrued Benefit derived from Employer Contributions.

       Upon termination of the Plan, in lieu of the unclaimed account procedure set forth in this Section, Section 18.6 shall apply.


                                    * * * * * * *

                                      ARTICLE XI

                                     THE EMPLOYER


11.1.  EMPLOYER ACTION

       Whenever the Employer is permitted or required to do or perform any act under this Agreement, it shall be done and performed by the Plan Committee or by a person duly authorized to do or perform the act by the Plan Committee.

11.2.  PLAN AMENDMENT

       (a) At any time the Employer, by formal written action, may amend or modify this Agreement in any manner it deems necessary or desirable, retroactively or prospectively, subject to the following provisions of this Article. For purposes of Employer amendments, the volume submitter shall be recognized as the agent of the Employer. If the Employer does not adopt the amendments made by the volume submitter, the Plan will no longer be identical to or a minor modifier of the volume submitter plan.

       (b) The Employer must make all amendments in writing, signed by duly authorized persons with the legally constituted authority of the Employer and with the consent or approval, if any, as provided in this Section. An amendment shall become effective upon its delivery to the Trustee. Each amendment must state the date on which it is either retroactively or prospectively effective.

       (c) Unless it is made to secure the approval of the Commissioner of the Internal Revenue Service or other governmental bureau or agency, no amendment or modification of this Agreement by the Employer shall:

              (i) operate retroactively to reduce or divest the then vested interest in any Individual Account or to reduce or divest any benefit then payable hereunder unless all Participants, Former Participants and Beneficiaries then having Individual Accounts or benefit payments affected thereby shall consent to the amendments or modifications;

              (ii) directly or indirectly affect any Participant's Nonforfeitable percentage outside the protection of Treasury Regulations Section 1.411(a)(8);

              (iii) decrease a Participant's accrued benefit, except to the extent permitted under Code Section 412(c)(8), and reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment, except as permitted by applicable Treasury regulations (An amendment reduces or eliminates Code Section 411(d)(6) protected benefits if the amendment has the effect of either: (A) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in applicable Treasury regulations); or (B) except as provided by applicable Treasury regulations, eliminating an optional form of benefit. The Committee must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Committee must disregard an amendment because the amendment would violate clause (A) or clause (B), the Committee must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participant.); or

              (iv) affect the rights, duties or responsibilities of the Trustees, the Plan Administrator or the Committee without the written consent or approval of the Trustee, Administrator, or affected Committee member.

       (d) If the vesting schedule described in Section 9.2 is amended, a Participant's vested interest in any contribution to which the vesting schedule in Section 9.2 applied, shall not be less than the Nonforfeitable percentage determined as of the later of the effective date of the amendment or the date of its adoption. A Participant with at least three (3) Years of Service on the last day of the election period described in this paragraph, may elect to have the Nonforfeitable percentage of the Employer Contribution Accounts determined without regard to the amendment. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service" where the language appears. If a Participant fails to make an election, then the Participant shall be subject to the new vesting schedule. The election period shall commence on the date the amendment is adopted or deemed to be made and shall end sixty (60) days after the latest of:


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

              (i)    the date of the adoption of the amendment;

              (ii)   the effective date of the amendment; or

              (iii) the date the Participant receives written notice of the amendment from the Employer or Administrator.

11.3.  DISCONTINUANCE, TERMINATION OF PLAN

       (a) The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan to the Trust Fund, and to terminate, at any time, the Plan and the Trust created under this Agreement. The Plan will terminate on the first to occur of the following events:

              (i)    the date the Plan is terminated by action of the Employer;

              (ii) the date the Employer is judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan; or

              (iii) the dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser elects and makes provision to continue the Plan, in which event the successor or purchaser will substitute itself as the Employer under this Plan.

       (b) Upon either full or partial termination of the Plan, or, if applicable, upon complete discontinuance of contributions to the Plan, the Individual Accounts of all Participants, Former Participants and Beneficiaries shall be and become fully vested and Nonforfeitable, notwithstanding the Nonforfeitable percentage which otherwise would apply under Article IX. The Trustee, in its discretion, may convert some or all of the Trust Fund to cash and shall deduct therefrom all unpaid charges and expenses, except as the same may be paid by the Employer. The Committee then shall adjust the balance of all Individual Accounts on the basis of the net cash balance and fair market value of all property in the Trust Fund. Thereafter, the Trustee shall distribute the amount to the credit of each Participant, Former Participant and Beneficiary in cash, in kind, or partly in cash and partly in kind, as the Committee shall direct. Notwithstanding the foregoing, a distribution made because of a termination of the Plan shall be subject to the mandatory distribution requirements of Sections 6.4 and 7.4, the survivor annuity requirements of
              Section 6.5, if applicable, and the immediate cashout distribution provisions of Sections 9.3(b) and 9.3(c).

11.4.  PROHIBITION AGAINST REVERSION TO EMPLOYER

       Under no circumstances or conditions, other than those specifically provided herein, shall the Trust Fund or any portion thereof revert to the Employer or be used for or diverted to purposes other than the exclusive benefit of the Participants, Former Participants and Beneficiaries. No amendment or revocation by the Employer of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

11.5.  ADOPTION BY RELATED EMPLOYER

       With the written consent of the Plan Sponsor, any other association, corporation, or other business organization, which is a Related Employer may adopt this Plan and Trust in its entirety, participate herein and be known as a Participating Employer, by executing a properly authorized document evidencing the intent and will of the Participating Employer. Unless the context of this Agreement clearly indicates the contrary, the term "Employer" shall be deemed to include each Participating Employer relating to its adoption of the Plan.

11.6.  REQUIREMENTS FOR ADOPTION BY RELATED EMPLOYER

       The following requirements shall apply to any Participating Employer who elects to adopt this Plan pursuant to this Article:

       (a) Each Participating Employer shall be required to use the same Trustee as provided in this Agreement.

       (b) The Trustee may, but shall not be required to, commingle, hold and invest as one (1) Trust Fund all contributions made by Participating Employers and all increments thereof.


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

       (c) The transfer of any Participant from or to any corporation participating in this Plan, whether the Participant is an Employee of the Plan Sponsor or a Participating Employer, shall not affect the Participant's rights under the Plan; all amounts credited to the Participant's Individual Account, all accumulated service with the transferor or Predecessor Employer, and the length of participation in the Plan shall continue to the Participant's credit.

       (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Employees and Participants of the Participating Employer which employed the forfeiting Participant, except, if the Forfeiture is for an Employee whose Employer is a Related Employer, then the Forfeiture shall be allocated based on Annual Compensation to all Individual Accounts of Participating Employers who are Related Employers. Should an Employee of one ("First") Employer be transferred to a Related ("Second") Employer the transfer shall not cause the Employee's Account Balance, generated while an Employee of the First Employer, in any manner or by any amount, to be forfeited. The Employee's Account Balance for all purposes of the Plan, including length of service, shall be considered as though the Employee had always been employed by the Second Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

       (e) Upon an Employee's transfer between Participating Employers, the Employee involved shall carry accumulated Years of Service for eligibility and vesting. No transfer shall effect a termination of employment under this Agreement and the Participating Employer to which the Employee transfers shall thereupon become obligated under this Agreement to the Employee in the same manner as the Participating Employer from whom the Employee transfers.

       (f) Any expenses of the Plan and Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by the Participating Employer bears to the total amount standing to the credit of all Participants.

       (g) Any contributions made by a Participating Employer under this Plan, shall be paid to and held by the Trustee for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees, subject to all the terms and conditions of this Agreement.

       (h) Based on information furnished by the Administrator, the Committee and the Trustee shall keep separate books and records concerning the affairs of each Participating Employer and of the Account Balances of the Participants of each Participating Employer. The Trustee may, but need not, register Contracts to evidence that a particular Participating Employer is the interested Employer under this Agreement, but upon an Employee's transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee of the transfer.

11.7.  PLAN SPONSOR AS AGENT OF PARTICIPATING EMPLOYER

       Each Participating Employer shall be deemed to be a part of this Plan; however, each Participating Employer shall be deemed to have designated irrevocably the Plan Sponsor as its agent in all of its relations with the Trustee, the Committee and the Administrator under this Agreement.

11.8.  PARTICIPATING EMPLOYER CONTRIBUTIONS

       (a) All contributions provided for in this Plan made by each Participating Employer who is a member of the same controlled group and/or affiliated service group shall be combined and allocated among the eligible Participants as if made by a single employer. The Participating Employers shall pay the contributions to the Trustee who shall hold the contribution for the exclusive benefit of the Employees (and their Beneficiaries) of the Participating Employers who are members of the same controlled group and/or affiliated service group, subject to all of the terms and conditions of this Plan.

       (b) All contributions made by a Participating Employer who is not a member of a controlled group and/or affiliated service group provided for in this Plan shall be determined separately on the basis of its net profit and total Annual Compensation paid. The Participating Employer shall pay the contributions to the Trustee who shall hold the contribution for the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees, subject to all of the terms and conditions of this Plan.

11.9.  AMENDMENT BY PLAN SPONSOR, PARTICIPATING EMPLOYERS


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

       Amendment of this Plan by the Plan Sponsor at any time when there shall be a Participating Employer under this Agreement shall be effective without the written action of each and every Participating Employer. Each Participating Employer by adopting this Plan appoints the Plan Sponsor as its agent for the amendment of the Plan.

11.10. REVOCATION OF PARTICIPATION BY PARTICIPATING EMPLOYER

       Any Participating Employer shall be permitted to discontinue or revoke its participation in this Plan. Upon any discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of the Participating Employer to the new plan as shall have been designated by the Participating Employer, if it has established a separate employee benefit pension plan for its employees. If no successor plan is designated, the Trustee shall retain the assets for the Employees of the Participating Employer under Article
       X. No part of the corpus or income of the Trust Fund relating to the Participating Employer shall be used for or diverted to purposes other than the exclusive benefit of the Employees of the Participating Employer and the Beneficiaries of the Employees.

11.11. AUTHORITY OF ADMINISTRATOR OVER PARTICIPATING EMPLOYERS

       The Administrator shall have the authority to make any and all necessary rules or regulations binding on all Participating Employers and all Participants and Beneficiaries to effectuate the purposes of this Article.

11.12. DEFICIENCY OF EARNINGS OR PROFITS

       If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it otherwise would have made under the Plan because of having no current or accumulated earnings or profits, or because the earnings or profits are less than the contribution which it otherwise would have made, then so much of the contribution which the Participating Employer was prevented from making may be made for the benefit of the participating Employees of the Participating Employer by the other Participating Employers who are Related Employers. The contribution by each other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this Section, which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this Section. A Participating Employer on behalf of whose Employees a contribution is made under this Section shall not reimburse the contributing Participating Employer unless it has otherwise agreed to do so in writing.


                                    * * * * * * *

                                     ARTICLE XII

                                    THE COMMITTEE

12.1.  COMMITTEE APPOINTMENT

       The Employer shall appoint the 401(k) Administrative Committee consisting of one (1) or more members. The Employer may remove any member of the Committee at any time and a member may resign by written notice to the Employer. Any vacancy in the membership of the Committee shall be filled by appointment made by the Employer, but pending the filling of any vacancy, the then members of the Committee may act under this Agreement as though they alone constitute the full Committee. The Employer shall notify the Trustee promptly of the appointment of the original Committee and of any change in the membership of the Committee.

12.2.  COMMITTEE ACTION AND PROCEDURE

       (a) Any and all acts and decisions of the Committee shall be by at least a majority of the then members. The Committee may delegate to any one or more of its members the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event the Trustee and any other person may accept the notice, document or act without question as having been authorized by the Committee.

       (b) The Committee may, but need not, call or hold formal meetings, and any decisions made or actions taken pursuant to written approval of a majority of the then members shall be sufficient.

       (c) The Committee shall maintain adequate records of its decisions, which records shall be subject to inspection by the Employer and by any Participant, Former Participant, or Beneficiary, but only to the extent that they apply to the individuals.

       (d) The Committee may designate one (1) of its members as Chairman and one (1) of its members as Secretary and may establish policies and procedures governing it if they are consistent with this Agreement.

12.3.  COMMITTEE POWERS AND DUTIES

       The Committee shall perform the duties and may exercise the powers and discretion given to it in this Agreement, and its decisions and actions shall be final and conclusive regarding all persons affected thereby. The Committee shall exercise its discretion at all times in a nondiscriminatory manner. Subject to any limitations stated in this Agreement, the Committee is authorized and empowered with the following powers, rights, and duties:

       (a)    To select a Secretary, who need not be a member of the Committee;

       (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Account Balance and the Nonforfeitable percentage of each Participant's Accrued Benefit;

       (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are consistent with the terms of this Agreement;

       (d) To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents and documents related to the Plan's operation;

       (e) To direct the Trustee concerning the crediting and distribution of the Trust;

       (f) To review and render decisions respecting a claim for, or denial of a claim for, a benefit under the Plan;

       (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

       (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

       (i) To engage the services of an Investment Manager or Managers (as defined in ERISA Section 3(38)), each of whom will have full power and authority to manage, acquire or dispose, or direct the Trustee with respect to acquisition or disposition, of any Plan asset under its control;

       (j) To establish, in its sole discretion, a nondiscriminatory policy, pursuant to this Section, which the Trustee must observe in making loans, if any, to Participants and Beneficiaries; and

       (k) To establish and maintain a funding standard account and to make credits and charges to the account to the extent required by and in accordance with applicable Code provisions.

       The Committee must exercise all of its powers, duties, and discretion under the Plan in a uniform and nondiscriminatory manner.

       LOAN POLICY. If the Committee adopts a loan policy, pursuant to paragraph (j), the loan policy must be a written document and must include (A) the identity of the person or positions authorized to administer the Participant loan program; (B) a procedure for applying for the loan; (C) the criteria for approving or denying a loan; (D) the limitations, if any, on the types and amounts of loans available; (E) the procedure for determining a reasonable rate of interest; (F) the types of collateral which may secure the loan; and (G) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default. This Section specifically incorporates any written loan policy adopted by the Committee as part of the Employer's Plan.

12.4.  COMMITTEE RELIANCE

       The Trustee may rely without question on any notices or other documents received from the Committee. The Employer shall furnish the Committee with all data and information available to the Employer, which the Committee may reasonably require to perform its functions under this Agreement. The Committee may rely without question on any data or information furnished by the Employer.

12.5.  COMMITTEE AUTHORITY

       Any and all disputes which may arise involving Participants, Former Participants, Beneficiaries and/or the Trustee shall be referred to the Committee, and its decisions shall be final and conclusive regarding all affected persons. Furthermore, if any issue arises concerning the meaning, interpretation or application of any provisions of this Agreement, the decision of the Committee on any issue shall be final.

12.6.  CONFLICTS IN INTEREST

       Notwithstanding any other provisions of this Agreement, no member of the Committee shall vote or act on any matter involving the Committee member's rights, benefits or other participation under this Agreement.

12.7.  APPOINTMENT OF AGENT AND LEGAL COUNSEL

       The Committee may engage agents to assist it and may engage legal counsel who may be counsel for the Employer. The Committee shall not be responsible for any action taken or omitted to be taken on the advice of counsel. All reasonable expenses incurred by the Committee shall be paid by the Employer.

12.8.  APPOINTMENT OF INVESTMENT MANAGER

       The Committee may delegate investment management authority pertaining to all or a portion of the Plan assets by appointing an Investment Manager(s) and may authorize payment of the fees and expenses of the Investment Manager(s) from the Plan assets. For purposes of this Agreement, any Investment Manager so appointed shall, during the period of appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated by the Committee) regarding the investment or reinvestment of that portion of the Plan assets over which the Investment Manager has investment management authority. An Investment Manager must be one (1) of the following:

       (a) an Investment Advisor registered under the Investment Advisors Act of 1949;

       (b)    a bank, as defined in the Investment Advisors Act of 1940; or

       (c) an insurance company qualified to manage, acquire, or dispose of Plan assets under the laws of more than one (1) state.

       Any Investment Manager shall acknowledge in writing to the party making the appointment and to the Trustee that it is a fiduciary respecting the Plan. During any period when the Investment Manager is appointed and serving, and regarding those assets in the Plan over which the Investment Manager exercises investment management authority, the Trustee's responsibility shall be limited to holding assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing investment instructions only as directed by the Investment Manager. Any certificates or other instrument duly signed by the Investment Manager (or the authorized representative of the Investment Manager), purporting to evidence any instruction, direction or order of the Investment Manager regarding the investment of those assets of the Plan over which the Investment Manager has investment management authority, shall be accepted by the Trustee as conclusive proof thereof. The Trustee also shall be fully protected in acting in good faith on any notice, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine and to be from the Investment Manager (or the authorized representative of the Investment Manager). The Trustee shall not be liable for any action taken or omitted by the Investment Manager or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith on direction of the Investment Manager.

12.9.  ANNUAL ACCOUNTING

       As soon as administratively feasible after the Accounting Date of each Plan Year, but within the time prescribed by ERISA and the applicable Labor regulations and at least annually, the Committee shall advise each Participant, Former Participant and Beneficiary for whom Individual Accounts are held under this Plan of the then balance in the Participant's Individual Accounts and the other information ERISA requires to be furnished. No Participant except a member of the Committee shall have the right to inspect the records reflecting the Individual Accounts of any other Participant.

12.10. FUNDING POLICY

       The Committee will review, not less often than annually, all pertinent Employee information and Plan data to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.


                                     * * * * * *

                                     ARTICLE XIII

                                    ADMINISTRATION

13.1.  ADMINISTRATOR APPOINTMENT

       The 401(k) Administrative Committee shall be the Administrator of this Plan and shall be responsible for filing all reporting and disclosure documents required by the Department of Labor and the Internal Revenue Service in accordance with ERISA, the Code and the respective regulations. The Employer may delegate any of its duties and responsibilities as Administrator to the Committee. Service of process on the Plan or Trust may be obtained by personal service on the Employer or any Committee member.

13.2.  SUMMARY PLAN DESCRIPTION

       The Administrator shall furnish a summary plan description to each Participant within ninety (90) days after becoming a Participant and to each Beneficiary receiving benefits under the Plan within ninety (90) days after beginning to receive benefits. Every fifth (5th) year after the Effective Date of the Plan, the Administrator shall furnish an updated summary plan description, which integrates all amendments made within the five (5) year period, to each Participant and Beneficiary receiving benefits. If no amendments have been made within the five (5) year period, the Administrator shall furnish the updated summary plan description only every tenth (10th) year. If there is a modification or change in the Plan, the Administrator shall furnish to each Participant and each Beneficiary who is receiving benefits, a summary description of the change or modification not later than two hundred ten (210) days after the end of the Plan Year in which the change is adopted.

13.3.  SUMMARY ANNUAL REPORT

       The Administrator shall furnish to each Participant and each Beneficiary receiving benefits a summary of the Annual Return/Report of the Plan containing a statement of the Plan assets and liabilities, receipts and disbursements and other information fairly summarizing the Plan's financial statement within two hundred ten (210) days after the close of each Plan Year, or an extended period as may be permitted by the Secretary of Labor.

13.4.  INDIVIDUAL BENEFIT STATEMENTS

       The Administrator shall furnish to any Participant or Beneficiary receiving benefits, who requests in writing, a statement reporting the total benefits accrued and the Nonforfeitable benefits, if any, which have accrued or the earliest date on which benefits will become Nonforfeitable. In no event shall a Participant or Beneficiary be entitled to receive the report described in this Section more than once in every twelve (12) month period.

13.5.  PAYMENT OF EXPENSES

       (a) All Plan expenses, including without limitation, expenses and fees (including fees to the Trustee) of the Administrator, Sponsor, Investment Manager, Trustee and any Insurance Company, shall be charged against and withdrawn from the Trust Fund; provided, however, the Employer may pay any of such expenses or reimburse the Trust Fund for any payment.

       (b) All transactional costs or charges imposed or incurred (if any) for Participant-directed assets shall be charged to the account of the directing Participant or Beneficiary. Transactional costs and charges shall include, but shall not be limited to, charges for the acquisition or sale or exchange of Participant-directed assets, brokerage commissions and service charges.

       (c) Any taxes which may be imposed upon the Trust Fund or the income therefrom shall be deducted from and charged against the Trust Fund.

13.6.  COPIES OF ADDITIONAL DOCUMENTS

       Upon written request from a Participant or Beneficiary receiving benefits, the Administrator shall furnish a copy of any one (1) or all of the following documents: the latest updated summary plan description, the latest annual report, any terminal report, Trust agreement, contract or other instruments under which the Plan was established or is operated. The Administrator may make a reasonable charge to cover the cost of furnishing complete copies.


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13.7.  DOCUMENTS AVAILABLE FOR EXAMINATION

       Copies of the Plan description and the latest annual report, Trust agreement, contract or other instruments under which the Plan was established or is operated shall be available for examination at the principal office of the Employer by any Participant or Beneficiary receiving benefits. Examination may be made during reasonable hours in person or by agent, accountant or attorney.

13.8.  NOTICE OF PARTICIPANT RIGHTS UNDER ERISA

       The Committee shall furnish to each Participant and to each Beneficiary receiving benefits information on their rights under the Plan and how the rights may be protected by law.

13.9.  NOTICE TO PARTICIPANT ON PARTICIPANT TERMINATION

       The Administrator shall furnish a statement to a Participant who terminated Service with the Employer for any of the reasons set forth in Articles VI through IX, describing the nature, amount and form of the Nonforfeitable Account Balance, if any, to which the Participant is entitled as soon as administratively feasible after the close of the Plan Year in which the Participant terminated Service.

13.10. NOTICE TO TRUSTEE ON PARTICIPANT TERMINATION

       (a) As soon as practicable after a Participant terminates Service with the Employer for any of the reasons set forth in Articles VI through IX, the Committee shall give written notice to the Trustee, including the following information and directions which may be necessary or advisable under the circumstances:

              (i)    name and address of the Participant;

              (ii) reason the Participant terminated Service with the Employer;

              (iii) name and address of the Beneficiary or Beneficiaries of a deceased Participant;

              (iv) Nonforfeitable percentage or amount to which the Participant is entitled on termination of employment pursuant to Article IX; and

              (v) time, manner and amount of payment to be made pursuant to the Participant's election under Article X.

              If a Former Participant or Beneficiary dies, the Committee shall give like notice to the Trustee, but only if the Committee learns of the death.

       (b) At any time and from time to time after giving the notice provided under this Section, the Committee may modify the original notice or any subsequent notice by a further written notice or notices to the Trustee, but any action taken or payments made by the Trustee pursuant to a prior notice shall not be affected by a subsequent notice.

       (c) A copy of each notice provided under this Section shall be mailed by the Committee to the Participant, Former Participant or Beneficiary involved, but the failure to send or receive the copy shall not affect the validity of any action taken or payment made pursuant thereto.

       (d) Upon receipt of any notice provided under this Section, the Trustee shall promptly take any action and make any payments directed in the notice. The Trustee may rely on the information and directions in the notice absolutely and without question. However, the Trustee may inform the Committee of any error or oversight which the Trustee believes to exist in any notice.

13.11. CLAIM FOR BENEFITS

       Normally, whenever a Participant or Beneficiary becomes entitled to benefits under this Agreement, the Committee and the Trustee will automatically initiate procedures to provide for the payment of the benefits. If a Participant or Beneficiary believes that he or she is entitled to the payment of benefits under this Agreement and no action is forthcoming from the Committee or the Trustee, then the Participant or Beneficiary may file a written claim for benefits with the Committee or the Trustee.

13.12. APPEAL FOR DECISION OF COMMITTEE

       (a) If any Participant or Beneficiary files a claim for benefits under this Plan ("Claimant") and the claim is denied in whole or in part, the Administrator shall give notice of the decision to the Claimant in writing setting forth:

              (i)    the specific reasons for the denial;

              (ii) a specific reference to pertinent provisions of the Plan, if any, upon which the denial is based;

              (iii) a description of any additional material or information necessary for the Claimant to perfect the claim with an explanation of the necessity therefor; and

              (iv) that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within seventy-five (75) days after receipt of the Administrator's notice of denial of benefits. The Administrator's notice must further advise the Claimant that failure to appeal the action to the Committee in writing within the seventy-five
                     (75) day period will render the Committee's determination final, binding and conclusive.

       (b) The written notice shall be given to the Claimant as soon as administratively feasible after the decision is made, but not later than sixty (60) days after the claim is filed. The Claimant shall have the right to be represented, to review pertinent documents and to present written and oral evidence.

       (c) If the Claimant should appeal to the Committee, the Claimant or the duly authorized representative, may submit, in writing, issues and comments the Claimant or the duly authorized representative considers pertinent. The Committee shall render the decision on the review and shall set forth the specific reasons for the decision with specific references to pertinent provisions. The Committee shall render the decision in writing within sixty (60) days after receipt of the request for review unless special circumstances, such as the need for a hearing, require an extension which shall not exceed an additional sixty (60) days.
                                    * * * * * * *

                                     ARTICLE XIV

                                     THE TRUSTEE

The powers and duties of the Trustee shall be determined under the terms of the BRC Holdings, Inc. 401(k) Retirement Savings Plan Trust Agreement executed by the Employer and the Trustee.


                                    * * * * * * *

                                      ARTICLE XV

                                 INSURANCE CONTRACTS

                                       Deleted


                                    * * * * * * *

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                                     ARTICLE XVI

                                  PARTICIPANT LOANS

16.1.  PARTICIPANT LOAN PROGRAM

       This Plan authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or Beneficiary in accordance with the loan policy established by the Committee, provided (a) the loan policy satisfies the requirements of Section 12.3; (b) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (c) any loan is adequately secured and bears a reasonable rate of interest; (d) the loan provides for repayment within a specified time; (e) the default provisions of the note prohibit offset of the Participant's Nonforfeitable Accrued Benefit prior to the time the Trustee otherwise would distribute the Participant's Nonforfeitable Accrued Benefit; (f) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Nonforfeitable Accrued Benefit; and (g) the loan otherwise conforms to the exemption provided by Code Section 4975(d)(1). If the joint and survivor requirements of Article VI apply to the Participant, the Participant may not pledge any portion of his or her Accrued Benefit as security for a loan made after August 18, 1985, unless, within the 90-day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents (in a manner described in Section 6.5 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. If the Employer is an unincorporated trade or business, a Participant who is an Owner-Employee may not receive a loan from the Plan, unless he or she has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is an "S Corporation," a Participant who is a shareholder-employee (an employee or an officer) who, at any time during the Employer's taxable year, owns more than 5%, either directly or by attribution under Code Section 318(a)(1), of the Employer's outstanding stock may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is not an unincorporated trade or business nor an "S Corporation," this Section does not impose any restrictions on the class of Participants eligible for a loan from the Plan.

16.2.  LOAN APPLICATION

       (a) APPLICANTS. Any Plan Participant may apply for a loan from the Plan. For purposes of this Section, "Participant" means any Participant, and any Former Participant or Beneficiary who is a party in interest, determined under ERISA Section 3(14) with respect to the Plan.

       (b) APPLICATION FORM. All Participants shall have equal rights to obtain a Participant loan, and the Committee shall not favor Participants who are officers, shareholders or Highly Compensated Employees. A Participant must apply for each loan in writing on an application form provided by the Committee which specifies the desired amount and requested duration (subject to the maximum repayment periods specified herein).

16.3.  LOAN APPROVAL

       The Committee shall review each loan application and, if the Participant satisfies all conditions established by this Article, the Committee shall approve the loan. A Participant may have only one (1) outstanding Participant loan at any given time.

16.4.  LIMITATION ON TYPE OF LOAN

       A Participant loan may be approved for any purpose.

16.5.  LIMITATION ON AMOUNT OF LOAN

       The Committee will approve a Participant loan only if the loan, plus the current outstanding balance of all other outstanding loans to the Participant, does not exceed fifty percent (50%) of the Participant's vested Account Balance on the date of the loan. The maximum aggregate dollar amount of loans outstanding to any Participant may not exceed $50,000, considering all Participant loans from other employer qualified plans, reduced by the excess of the Participant's highest outstanding Participant loan balance during the twelve (12) month period ending on the date of the loan over the Participant's current outstanding Participant loan balance on the date of the loan. The minimum loan amount that the Committee may approve is $1,000.00.

16.6.  EVIDENCE OF LOAN

       The Committee shall document every loan in the form of a promissory note signed by the Participant for the face amount of the loan bearing a commercially reasonable rate of interest.

16.7.  TERMS OF LOAN

       (a) INTEREST RATE. The loan shall bear a fixed rate of interest at the prime rate charged by NationsBank, N.A. plus one percent (1%). "Prime interest rate" shall mean the lowest interest rate charged to large business borrowers having the highest credit rating on unsecured loans of ninety (90) day maturity.

       (b) PAYMENT. The loan must provide for at least quarterly payments made under a level amortization schedule. A Participant will be required to authorize the Employer to make payroll withholding deductions so long as there is an outstanding balance on the loan.


       (c) TERM. The term for repayment of the loan will be fixed by the Committee. The term shall not be greater than five (5) years unless the loan is a home loan. A home loan may be repaid over a term not exceeding fifteen years (15). A home loan is a Participant loan used to acquire a dwelling which, within a reasonable time, the Participant will use as a principal residence.

       (d) LOAN RENEWAL. The Trustee may renew any loan against a vested Account Balance except that for purposes of the limitations contained in Section 16.5, the outstanding balance of any loan which is renegotiated, extended, renewed, or revised shall be treated as an amount received as a loan on the date of the renegotiation, extension, renewal, or revision. If loan payments are suspended during a Participant's period of military service, loan repayment will be suspended under this Plan as permitted under Code Section 414(u)(4).

16.8.  SECURITY FOR LOAN

       A Participant must secure each loan with an irrevocable pledge and assignment of fifty percent (50%) of the Participant's Account Balance in the form provided by the Committee.

16.9.  DEFAULT EVENTS

       The Committee shall treat a Participant loan in default:

       (a) if any scheduled payment remains unpaid at the expiration of the grace period established by the Committee, which shall not extend beyond the last day of the calendar quarter following the calendar quarter in which the payment was due;

       (b) upon the making or furnishing of any representation or statement to the Plan by or on behalf of the Participant which proves to have been false in any material respect when made or furnished;

       (c) upon the loss, theft, damage, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy seizure or attachment thereof or thereon; or

       (d) upon the insolvency, business failure, appointment of receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the Participant, unless the Participant provides reasonable assurance to the Plan Committee that the ability of the Participant to repay the loan has not been substantially impaired and the obligation of the Participant to repay the loan will not be affected by any proceeding under applicable bankruptcy law.

       The Participant will make the opportunity to repay the loan, restore the loan to current status by paying any delinquent payments plus interest or, request distribution of the note, if and when the Participant is entitled to a Plan distribution. If the loan remains in default, the Committee may foreclose on other security or offset the Participant's vested Account Balance by the outstanding balance of the loan, if and when the Participant is entitled to a Plan distribution. If the amount of any payment or distribution is inadequate to repay the remaining balance of the note, the Participant shall be liable for any unpaid principal and accrued interest payment on the balance due.

       Notwithstanding the provisions of Articles VI through IX, if a Participant shall be in default under the terms of any Participant loans held by the Plan, then, for purposes of the Trustee's ability to foreclose, the Participant's Account, to the extent of such default, shall be considered immediately distributable at any time after the Participant's separation from Service with the Employer.

       If a Participant or Beneficiary defaults on a loan made pursuant to this Article, the Plan treats the default as a distributable event only if the Participant has incurred a Separation from Service or has attained Normal Retirement Age. If either condition applies, the Trustee, at the time of the default, or, if later, at the time either condition first occurs, will reduce the Participant's Nonforfeitable Account Balance by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Account Balance.

16.10. PARTICIPANT DIRECTED INVESTMENT

       The Committee shall administer any Participant loan as a Participant directed investment of that portion of the Participant's vested Account Balance equal to the outstanding principal balance of the loan. The Plan will credit that portion of the Participant's interest with the interest earned on the note and with principal payments received. The Plan will charge that portion of the Participant's Account Balance with expenses directly related to the loan application, investigation of the Participant's credit, maintenance and collection of the note.

16.11. PROCEDURE ON BENEFIT DISTRIBUTION

       When a Participant's vested benefits are distributable, the Trustee first shall offset any amount to which a Participant or Beneficiary otherwise shall be entitled by the outstanding balance of any loan made by the Participant.

16.12. ACCELERATION OF NOTE ON SEPARATION FROM SERVICE A Participant loan shall mature and all unpaid principal, plus accrued interest, shall be due and payable at the time the Participant's employment with the Employer terminates, whether due to death, disability, retirement, or other termination of employment.


                                    * * * * * * *

                                     ARTICLE XVII

                         ROLLOVERS, MERGERS, DIRECT TRANSFERS


17.1.  PARTICIPANT ROLLOVER CONTRIBUTIONS

       Any Participant who has the Employer's written consent and who has filed with the Trustee the form prescribed by the Committee may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a Rollover Contribution which the Code permits an Employee to transfer either directly or indirectly from one qualified plan to another qualified plan. Before accepting a Rollover Contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a Rollover Contribution which the Code permits an Employee to make to a qualified plan. A Rollover Contribution is not an Annual Addition.

       An eligible Employee, prior to satisfying the Plan's conditions, may make a Rollover Contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a Rollover Contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer Contributions or Participant Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan. If the Employee has a separation from Service prior to becoming a Participant, the Trustee will distribute the Rollover Account to the Participant as if it were an Employer Contribution Account.

       For any Rollover Contribution, the following requirements shall be met:

       (a) The Committee shall maintain a Participant's Rollover Contributions in a separate Rollover Account;

       (b) Except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Employer, Participant or Committee direction of investment, the Trustee will invest the Rollover Contribution in a segregated investment Rollover Account for the Participant's sole benefit unless the Trustee, in its sole discretion, agrees to invest the Rollover Contribution as part of the Trust Fund. The Trustee will not have any investment responsibility for a Participant's segregated Rollover Account. The Participant, however, from time to time, may direct the Trustee in writing on the investment of the segregated Rollover Account in property, or property interests, of any kind, real, personal or mixed; however, the Participant may not direct the Trustee to make loans to the Employer. A Participant's segregated Rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date, or other Valuation Date, for each Plan Year, the Committee will allocate and credit the net income or charge the net loss from a Participant's segregated Rollover Account and credit or charge respectively the increase or decrease in the fair market value of the assets of a segregated Rollover Account solely to that Rollover Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, because of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a Rollover Contribution in the same manner as any Employer Contribution made to the Trust Fund.

       (c) A Participant's Rollover Contributions shall not be forfeitable nor reduce in any way the obligations of the Employer under this Agreement.

17.2.  MERGER AND DIRECT TRANSFER

       The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code Section 401(a), including an Elective Transfer defined in Section 17.3, and to accept the direct transfer of plan assets or to transfer plan assets, as a party to any agreement. Further, the Trustee may permit the transfer of plan assets to an individual retirement account or an individual retirement annuity. However, the Trustee, before any merger or direct transfer is consummated, shall be satisfied that the holding of any transferred assets is permitted by the transferee trusts. When the Trustee is so satisfied, the Trustee shall accept the direct transfer of plan assets or shall cause to be transferred the assets directed to be transferred and as appropriate shall direct the insurance company to transfer any Contracts held by it to the new Trustee. The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts a direct transfer of plan assets, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except that the Employee is not a Participant for purposes of sharing in Employer Contributions or Participant Forfeitures under the Plan until the Employee actually becomes a Participant in the Plan.

       The Trustee may not consent to, or be a party to, any merger or consolidation with another plan or to a transfer of assets and liabilities to another plan, unless, immediately after the merger, consolidation or transfer the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the plan terminated immediately before the merger, consolidation or transfer.

17.3.  CERTAIN ROLLOVERS, MERGERS AND DIRECT TRANSFERS PROHIBITED

       Notwithstanding any contrary provision in this Agreement, the Trustee, after August 9, 1988, may not consent to or be a party to a rollover, merger, consolidation or transfer of assets from a qualified plan which is required to provide benefits in the form of a joint and survivor annuity under Code Section 417, except with respect to an Elective Transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits under the transferor plan and in a manner consistent with the Code and ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer Contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer to reflect the value of the transferred assets.

       Unless a transfer of assets to this Plan is an Elective Transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 11.2(c)(iii). A transfer is an Elective Transfer if: (a) the transfer satisfies Section 17.2; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his or her Code Section 411(d)(6) protected benefits, including an option to leave the benefit in the transferor plan, if that plan is not terminating; (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements;
       (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the Elective Transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's Accrued Benefit under the transferor plan payable at that plan's normal retirement age; (h) the Participant has a one hundred percent (100%) Nonforfeitable interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury regulations. An Elective Transfer may occur between qualified plans of any type.

       If the Plan receives a direct transfer, by merger or otherwise, of Elective Contributions, or amounts treated as Elective Contributions, under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) continue to apply to those transferred Elective Contributions.


                                    * * * * * * *

                                    ARTICLE XVIII

                                  EXCLUSIVE BENEFIT


18.1.  EXCLUSIVE BENEFIT

       Except as provided under this Article and Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly. Further, prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, no part of the corpus or income of the Trust Fund, or any asset of the Trust, may be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. No amendment or revocation by the Employer of this Section may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer.

18.2.  DENIAL OF REQUEST FOR INITIAL APPROVAL

       Any contribution to the Trust Fund associated with this Plan is conditioned on initial qualification of the Plan under applicable Code Sections 401(a), 403(a) or 405(a) and of the exemption of the Trust created under the Plan under Code Section 501(a). If the Commissioner of the Internal Revenue Service, upon the Employer's request for initial approval of this Plan and Trust, determines that the Plan is not qualified or the Trust is not exempt, then the Trustee may return to the Employer, within one (1) year after the date of final disposition of the Employer's request for initial approval, any contribution made by the Employer, and any increment attributable to the contribution.

18.3.  MISTAKE OF FACT

       Notwithstanding any contrary provision in this Agreement, if a contribution is made by an Employer by a mistake of fact, the contribution may be returned to the Employer within one (1) year after the payment of the contribution. The amount of the mistaken contribution is equal to the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not occurred a mistake of fact. Earnings attributable to mistaken contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

18.4.  DISALLOWANCE OF DEDUCTION

       Notwithstanding any contrary provision in this Agreement, any contributions by the Employer to the Plan and Trust are conditioned on the deductibility of the contribution by the Employer under the Code. To the extent any deduction is disallowed, the Employer, within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision in a court of competent jurisdiction, may demand repayment of the disallowed contribution, and the Trustee shall return the contribution within one
       (1) year following the disallowance. Earnings attributable to excess contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

18.5.  SPENDTHRIFT CLAUSE

       Except as provided below, no Participant, Former Participant or Beneficiary shall have the right to anticipate, assign or alienate any benefit provided under the Plan and the Trustee will not recognize any anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process. All provisions of this Agreement shall be for the exclusive benefit of those designated herein. These restrictions shall not apply in the following case(s):

       - PARTICIPANT LOANS. If a Participant, Former Participant or Beneficiary who has become entitled to receive payment of benefits under this Agreement is indebted to the Trustee, by virtue of a Participant Loan, the Committee may direct the Trustee to pay the indebtedness and charge it against the Individual Account of the Participant, Former Participant or Beneficiary; provided that in the case of a married Participant, the Participant's spouse must consent in writing to the application of the Participant's benefits toward the repayment and discharge of the Participant Loan.

       - DISTRIBUTIONS PURSUANT TO QUALIFIED DOMESTIC RELATIONS ORDERS. The Committee may direct the Trustee under the nondiscriminatory policy adopted by the Committee to pay an Alternate Payee designated under a Qualified Domestic Relations Order as defined in Code Section 414(p) or any domestic relations order entered before

              January 1, 1985 if payment of benefits pursuant to the order has commenced as of that date. To the extent provided under a Qualified Domestic Relations Order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes of the Plan.

       - DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, under the direction of the Committee, from complying with the provisions of a qualified domestic relations order, as defined in Code Section 414(p) ("QDRO"). This Plan specifically permits distribution to an Alternate Payee under a QDRO at any time, whether or not the Participant has attained the earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an Alternate Payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the Alternate Payee to authorize an earlier distribution; and
              (2) if the present value of the Alternate Payee's benefits under the Plan exceeds $5,000, and the order requires, the Alternate Payee's consent to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the Alternate Payee to receive a form of payment not otherwise permitted under the Plan.

              The Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee promptly will notify the Participant and any Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee must determine the qualified status of the order and must notify the Participant and each Alternate Payee, in writing, of its determination. The Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

              If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the Committee is making its determination of the qualified status of the domestic relations order, the Committee must make a separate accounting of the amounts payable. If the Committee determines the order is a QDRO within eighteen (18) months of the date amounts first are payable following receipt of the order, the Committee will direct the Trustee to distribute the payable amounts pursuant to the order. If the Committee does not make its determination of the qualified status of the order within the eighteen (18) month determination period, the Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Committee later determines the order is a QDRO.

              To the extent it is consistent with the provisions of the QDRO, the Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section by separate benefit checks or other separate distribution to the Alternate Payee(s).

18.6   TERMINATION

       Upon termination of the Plan, in lieu of the distribution provisions of
       Article X, the Committee will direct the Trustee to distribute each Participant's Nonforfeitable Account Balance, in a single sum, as soon as administratively feasible after the later of the termination of the Plan or the receipt of a favorable determination letter from the Office of the Key District Director, if an application is filed, irrespective of the present value of the Participant's Nonforfeitable Account Balance and whether the Participant consents to that distribution. This paragraph applies only if:

       (a)    the Plan does not provide an annuity option;

       (b)    the Plan is a profit sharing plan on its termination date; and

       (c) as of the period between the Plan termination date and the final distribution of assets, the Employer does not maintain any other defined contribution plan (other than an employee stock ownership plan).

       For Participants or Beneficiaries who cannot be located upon Plan termination, and whose Nonforfeitable Account Balance exceeds $5,000, to liquidate the Trust, the Committee will purchase a deferred annuity contract, distribute the


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

       benefits to an individual retirement account, or transfer the account to an ongoing qualified plan of a Related Employer. If the Committee distributes the lost Participant's or Beneficiary's benefits to an individual retirement account or purchases an annuity, and the Participant's or Beneficiary's whereabouts remain unknown for the duration of the escheat period, the benefits will ultimately escheat to the state under applicable state law.

18.7.  EMPLOYEES IN QUALIFIED MILITARY SERVICE

       Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).


                                    * * * * * * *

                                     ARTICLE XIX

                                     CONSTRUCTION


19.1.  HEADINGS

       The headings in this Agreement are for convenience only and shall not be considered in construing this Agreement.

19.2.  CONTEXT

       In this Agreement, wherever the context of the Plan dictates, words used in the masculine may be construed in the feminine, the plural includes the singular and the singular includes the plural.

19.3.  EMPLOYMENT NOT GUARANTEED

       Nothing contained in this Agreement, or regarding the establishment of the Plan or Trust, or any modification or amendment to the Agreement, Plan or Trust, or in the creation of any Individual Account, or the payment of any benefit, shall be construed as giving any Employee, Participant or Beneficiary whomsoever any right to continue in the Service of the Employer, any legal or equitable right against the Committee, against the Employer, its stockholders, officers or directors or against the Trustee, except as expressly provided by the Agreement, the Plan, the Trust, ERISA or by separate agreement. Employment of all persons by the Employer shall remain subject to termination by the Employer to the same extent as if this Agreement had never been executed.

19.4.  WAIVER OF NOTICE

       Any person entitled to notice under the Plan may waive the notice unless the Code or Treasury regulations prescribe the notice or ERISA specifically or impliedly prohibits a waiver.

19.5.  STATE LAW

       This Agreement and each of its provisions shall be construed and their validity determined by the laws of the State of Texas and applicable Federal law to the extent Federal statute supersedes Texas law.

19.6.  PARTIES BOUND

       This Agreement shall be binding on all persons entitled to benefits under the Plan, their respective heirs and legal representatives, on the Employer, its successors and assigns, and on the Trustee, the Committee and their successors.


                                    * * * * * * *

       IN WITNESS WHEREOF, the Employer, BRC HOLDINGS, INC. has caused this instrument to be executed on this 4th day of September, 1998.


                             BRC HOLDINGS, INC.

                             By: Administrative Committee of the BRC Holdings,
                                 Inc. 401(k) Retirement Savings Plan



                             By: /s/ THOMAS E. KIRALY
                                ---------------------------------------------
                                 Thomas E. Kiraly, Member


                             By: /s/ MICHAEL D. COLLINS
                                ---------------------------------------------
                                 Michael D. Collins, Member


                             By: /s/ NANCY J. SCHUERR
                                ---------------------------------------------
                                 Nancy J. Schuerr, Member


                             By: /s/ LISA WIGGER
                                ---------------------------------------------
                                 Lisa Wigger, Member


                             PARTICIPATING EMPLOYERS

                             BUSINESS RECORDS CORPORATION, INC.


                             By: /s/ THOMAS E. KIRALY,
                                ---------------------------------------------
                                 EXECUTIVE VICE PRESIDENT


                             BRC HEALTHCARE, INC.


                             By: /s/ THOMAS E. KIRALY,
                                ---------------------------------------------
                                 CHIEF FINANCIAL OFFICER


                             CLINICAL RESOURCE SYSTEMS, INC.


                             By: /s/ THOMAS E. KIRALY,
                                ---------------------------------------------
                                 VICE PRESIDENT


                             THE PACE GROUP, INC.


                             By: /s/ THOMAS E. KIRALY,
                                ---------------------------------------------
                                 VICE PRESIDENT


                             CODING SYSTEMS, INC.


                             By: /s/ THOMAS E. KIRALY,
                                ---------------------------------------------
                                 SECRETARY

                             BRC TECHNOLOGY SERVICES, INC.


                             By: /s/ THOMAS E. KIRALY,
                                ---------------------------------------------
                                 CHIEF FINANCIAL OFFICER


                             PACE ACQUISITION II, INC.


                             By: /s/ THOMAS E. KIRALY,
                                ---------------------------------------------
                                 PRESIDENT


                             THE TENACITY MANUFACTURING COMPANY


                             By: /s/ THOMAS E. KIRALY,
                                ---------------------------------------------
                                PRESIDENT



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